UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Royal Gold, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Consistent Execution
of a Proven Strategy

2024 Proxy Statement

ROYAL GOLD, INC

A Message from the
Chair of the Board

Dear Fellow Stockholders,
I am pleased to report that 2023 was another successful year for Royal Gold. We have a long record of disciplined execution of a clear and simple strategy, and this last year was no exception. After a year of significant investment in 2022, we took advantage of our strong cash flow in 2023 to strengthen our balance sheet, increase our available liquidity, and raise our dividend for the 23rd consecutive year.
As I reflect on our growth over the past four decades, the importance of our focus on jurisdictional risk became increasingly apparent during 2023. We are fortunate that most of our revenue comes from mining-friendly jurisdictions, and our largest revenue sources during the year were Canada and the United States. Your Board remains vigilant with respect to ensuring that geopolitical risk exposure is managed appropriately, and I am pleased to say that we have created long-term value by adding high quality and long-lived assets with an emphasis on stable jurisdictions. Our investments are long-term in nature and often require subjective assessments of political and jurisdictional risks, and I believe the collective judgement and experience that your Board brings to this issue is a valuable attribute.
We look forward to reviewing the achievements of 2023 with you, and you are cordially invited to join us virtually for our 2024 annual meeting of stockholders on May 23, 2024, at 9 a.m. Mountain Time. Holders of record of our common stock on March 28, 2024, are entitled to notice of and to vote at the virtual annual meeting. The accompanying notice of virtual annual meeting and proxy statement describe the business to be conducted at the meeting.
On behalf of your Board of Directors, I thank you for your continued support.
Sincerely,
William Hayes
Chair of the Board

“The importance of assessing jurisdictional risk underlines our approach to building a business that is sustainable for the long term, and your Board’s collective experience plays a critical role in the consideration of potential issues in this area.”

Please Vote
It is important that your shares are represented and voted at the virtual annual meeting. Even if you expect to log into the virtual annual meeting, please vote your shares as promptly as possible by telephone or the internet or by signing, dating, and returning the proxy card mailed to you if you received a paper copy of this proxy statement.

Notice of 2024 Virtual Annual
Meeting of Stockholders

WHEN	WHERE	WHO
Thursday, May 23, 2024 at 9:00 a.m. Mountain Time
You can attend and participate in the meeting by visiting www.virtualshareholder meeting.com/RGLD2024, where authenticated stockholders will be able to listen to the meeting live, submit questions, and vote. The 2024 annual meeting of stockholders of Royal Gold will be held entirely online via live audio webcast. The webcast is designed to provide stockholders the opportunity to participate virtually to facilitate stockholder attendance and to provide a consistent experience to all stockholders, regardless of location.

You are eligible to vote at the virtual annual meeting and any postponement or adjournment of the meeting if you are a holder of Royal Gold’s common stock at the close of business on March 28, 2024 (the “Record Date”).

Items of Business
1	The election of the two Class I director nominees identified in the accompanying proxy statement.
2	The approval, on an advisory basis, of the compensation of our named executive officers.
3	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Stockholders will transact any other business as may properly be brought before the meeting and any postponement or adjournment of the meeting.
Meeting Materials
We are providing our “Notice of Internet Availability of Proxy Materials” to stockholders beginning on or about April 8, 2024. This document contains instructions on how you can access our proxy materials online. We are also mailing a full set of our proxy materials to stockholders who previously requested paper copies of the materials. Our proxy materials can also be viewed on our website at www.royalgold.com under “Investors—Proxy Materials.”
By Order of the Board of Directors
David Crandall
Corporate Secretary
Denver, Colorado
April 8, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 23, 2024: Our notice of annual meeting, proxy statement, proxy card, and annual report are available on the internet at www.proxyvote.com.
2024 Proxy Statement	1

Proxy Summary
Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting. For more complete information regarding our financial and operational performance, we encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2023. Unless the context otherwise requires, references to “Royal Gold,” the “Company,” “we,” “us,” and “our” refer to Royal Gold, Inc. and its consolidated subsidiaries.
We changed our fiscal year-end from June 30 to December 31, effective as of December 31, 2021. To effect the change, we used a six-month transition period from July 1, 2021, to December 31, 2021 (sometimes referred to herein as our “2021 Transition Period” or “Stub 2021”). Calendar year 2022 was our first full year with a December 31 fiscal year-end. All references in this proxy statement to 2022 and 2023 are to the twelve months ended December 31 of the referenced year, unless otherwise noted.
About Royal Gold, Inc.

Business Model	Gold Focused	Growth

Our business model gives investors exposure to a globally diversified portfolio of mining assets, including producing mines and development and exploration projects, without incurring the costs associated with mine operations.
76% of our revenue for the year ended December 31, 2023, was generated from gold.
We prioritize investment in long-lived assets in mining-friendly and safe jurisdictions that we expect will provide our stockholders exposure to higher gold prices as well as growth in production and reserves.

Capital Deployment	Financial Strength	Return to Stockholders
We maintain a strong balance sheet and access to liquidity that allows us to invest opportunistically.	Our high-margin business model supports our preference to finance our growth internally using cash flow from operations and available credit.	We believe in paying a growing and sustainable dividend.
2024 Proxy Statement	2

Proxy Summary
2023 Company Performance
Royal Gold has a long history of managing our business around a simple set of strategic goals that include acquiring high quality and long-lived assets in stable jurisdictions, funding our growth with limited equity dilution, maintaining a strong balance sheet and liquidity, and increasing our return to stockholders. Progress towards achievement of these goals in 2023 is summarized below.
$605.7M Strong financial performance with revenue of $605.7 million, operating cash flow of $415.8 million, and earnings of $239.4 million.

$98.6M
$98.6 million returned to stockholders as dividends during 2023, and our approved 2024 dividend per share represents the 23rd consecutive year of annual increases in the dividend rate. This history of dividend payment and growth is unique in the precious metals sector and Royal Gold is the only precious metals company in the S&P High Yield Dividend Aristocrats Index.

312,100 GEOs* Robust production volume of 312,100 GEOs* for 2023.

$845M
Increased total available liquidity to $845 million as of December 31, 2023, which included approximately $95 million in working capital and $750 million available under our revolving credit facility.

$325M Strong operating cash flow provided cash to repay outstanding borrowings by $325 million during 2023, leaving an outstanding debt balance of $250 million as of December 31, 2023.
*
Gold equivalent ounces or “GEOs” are calculated as Royal Gold’s total revenue for 2023 of  $605.7 million divided by the average London Bullion Market Association (“LBMA”) PM gold fixing price for 2023 of US$1,941 per ounce.

2024 Proxy Statement	3

Proxy Summary
Proposals
Proposals and Recommendations	More Information

PROPOSAL 1:
ELECTION OF TWO CLASS I DIRECTOR NOMINEES TO SERVE UNTIL THE 2027 ANNUAL MEETING

The Board recommends you vote FOR each director nominee. We believe that each of our director nominees possesses the experience, skills, and qualities to fully perform his duties as a director and contribute to the success of Royal Gold.
(see page 12)

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends you vote FOR this “say-on-pay” advisory proposal because the Board believes that our compensation policies and practices are effective in achieving our compensation goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth, and linking management interests with stockholder interests.
(see page 35)

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR 2024

The Board recommends you vote FOR this proposal. Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2024 and is asking stockholders to ratify this selection.
(see page 66)
2024 Proxy Statement	4

Proxy Summary
Corporate Governance Highlights
Our corporate governance practices are designed to protect and promote long-term value

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Separate CEO and Chair

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Lead independent director appointed if Board Chair is not independent

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Six of seven directors are independent, including the Board Chair and all Audit and Finance Committee (“Audit Committee”) and Compensation, Nominating and Governance Committee (“CNG Committee”) members

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All Audit Committee members are deemed financial experts

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Majority voting in uncontested director elections

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Independent directors average one outside public company board

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Thorough director onboarding program

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Continuing director education is encouraged and funded

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Quarterly regulatory and governance updates provided

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Annual Board and committee self-assessments

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Robust director and management succession planning processes

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Regular executive sessions of the Board and committees

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CNG Committee oversight of environmental, social, and other sustainability initiatives

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Annual compliance reviews of corporate governance policies and charters

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Quarterly Board review of enterprise risk management program

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Quarterly Audit Committee review and annual Board review of cybersecurity program

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Regular stockholder engagement

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Stock ownership guidelines for directors and executives

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Annual advisory say-on-pay vote

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CNG Committee retention of independent advisor to assist with executive and director compensation

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Focus on pay for performance in executive compensation program

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Robust Insider Trading Policy

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No tax gross-ups or excessive perquisites

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No stock option repricing without stockholder approval

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Policies against hedging and pledging stock

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Strong Code of Business Conduct and Ethics and Whistleblower Policy

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Promotion of inclusive work environment supported by our Diversity and Inclusion Policy

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Commitment to including qualified individuals of gender, racial, or ethnic diversity in all new director searches

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Nearly all of our employees completed anti-harassment and anti-corruption trainings in 2023

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Clawback policy to recoup incentive-based compensation from executive officers for accounting restatements and improper conduct

2024 Proxy Statement	5

Proxy Summary
Director Nominees at a Glance
Our Board is comprised of seven directors divided into three classes, with each class serving a term of three years. The following table summarizes important information about each director nominee standing for election to the Board for a three-year term expiring at our annual meeting in 2027.

William Heissenbuttel	Jamie Sokalsky
■ President and CEO since 2020 ■ Age 58	■ Independent director since 2015 ■ Chair of the Audit Committee ■ Retired mining executive ■ Age 66
Continuing Directors at a Glance
Director Name Current Position	Age	Director Since	Independent	Board Committees
				Audit Committee	CNG Committee
CLASS II DIRECTORS (TERM EXPIRES 2025)
William Hayes Retired Mining Executive Chair of the Board	79	2008
Ronald Vance Retired Mining Executive Corporate and Business Development Expert	71	2013
CLASS III DIRECTORS (TERM EXPIRES 2026)
Fabiana Chubbs Retired Mining Executive Financial and Internal Controls Expert	58	2020
Kevin McArthur Retired Mining Executive Experienced Mine Operator	69	2014
Sybil Veenman Retired Mining Executive Corporate Governance and Legal Expert Chair of the CNG Committee	60	2017
2024 Proxy Statement	6

Proxy Summary
Board Characteristics
2024 Proxy Statement	7

Proxy Summary
Executive Compensation Highlights
The following table summarizes the compensation for the period from January 1, 2023, to December 31, 2023, for our named executive officers (“NEOs”). Please see the Summary Compensation Table and accompanying footnotes beginning on page 54 for additional information. All amounts are in U.S. dollars.
Name and Principal Position	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)
William Heissenbuttel President and CEO	865,000	862,000	2,507,551	47,506	4,282,057
Daniel Breeze SVP Corp Dev, RGLD Gold AG	495,441	380,766	761,710	50,877	1,688,794
Paul Libner SVP and CFO	463,000	350,000	925,669	37,689	1,776,358
Martin Raffield SVP Operations	382,337	294,000	626,160	37,224	1,339,721
Randy Shefman SVP and GC	448,000	348,000	825,377	40,189	1,661,566
Mark Isto Former EVP and COO, Royal Gold Corp	389,280	291,967	1,275,991	30,399	1,987,637
2024 Proxy Statement	8

Proxy Summary
Compensation Framework
Our executive compensation program consists of base salary, a short-term cash incentive, long-term equity incentive awards, and modest fixed benefits consistent with benefits offered to all of our employees. The majority of target compensation for our chief executive officer is performance-based and not guaranteed. We also emphasize long-term equity ownership to better align our executives’ interests with our stockholders’ interests.
2024 Proxy Statement	9

Proxy Summary
Pay-for-Performance Alignment
Short-Term Incentive	Gross GEO Production(1)	Gold-focused portfolio; capital deployment; growth	70% of target opportunity	Short-term incentive awards for 2023 paid out at approximately 100% of target for our CEO and 102% of target for our other NEOs
	Net GEOs in Reserves and M&I Resources(2)	Responsible growth; capital deployment	129% of target opportunity
	Expense Control—Adjusted Cash G&A Expense(3)	Financial flexibility and discipline	120% of target opportunity
	ESG Achievements	Sustainability	100% of target opportunity
	Business Integrity	Sufficiency of liquidity; effectiveness of internal financial controls, cyber risk management and portfolio health management	100% of target opportunity
	Individual Goals	Management development; investment stewardship initiatives; succession planning	Varies by NEO
Long-Term Incentive	Restricted Shares	Executive retention	22,603 shares vested in 2023 for our NEOs
	Performance Shares (TSR)	Stockholder return	4,133 shares vested in 2023 for our NEOs

(1)
Gross Geo Production equals (a) our revenue, adjusted to keep metal prices constant at budgeted metal prices, divided by (b) the budgeted gold price.

(2)
Net GEOs in Reserves and M&I Resources equals the sum of our estimated mineral reserves and mineral resources (measured for producing and development properties only), net of our cost of sales, divided by the budgeted gold price. Our mineral reserves and mineral resources and our cost of sales are adjusted to keep metal prices constant at budgeted metal prices. The target and award amounts were determined by reference to the change in net GEOs in reserves and M&I resources from December 1, 2022 to November 30, 2023.

(3)
Adjusted Cash G&A Expense equals our cash general and administrative expense (“G&A Expense”) less (a) litigation expense, (b) charitable contributions (unless in excess of the budgeted amount), and (c) other extraordinary items, if any.

See detailed discussion of short-term and long-term incentive programs on pages 42 and 44, respectively.
2024 Proxy Statement	10

Proposal 1:

Election of Directors

Our Board recommends that our
stockholders vote FOR each director
nominee.
2024 Proxy Statement

PROPOSAL 1—
Election of Directors
Our Board consists of seven directors divided into three classes. Each class serves for a staggered three-year term. The Class I directors elected at our 2024 annual meeting will serve until our 2027 annual meeting or until their successors are elected and qualified or their earlier death or resignation. Our Board has nominated William Heissenbuttel and Jamie Sokalsky to stand for election as Class I directors at our 2024 annual meeting. Messrs. Heissenbuttel and Sokalsky are currently serving on our Board and were most recently elected by stockholders at our 2021 annual meeting. Each nominee was nominated by our Board based on the recommendation of the CNG Committee. In making these nominations, our Board and CNG Committee considered each nominee’s experience, qualifications, and skills as described below. Each nominee has consented to serve as a director if elected. We have no reason to believe that either nominee will be unable or unwilling to serve if elected. However, if that occurs prior to the annual meeting, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors.
Recommendation

The Board unanimously recommends that you vote “FOR” each director nominee. These individuals bring a range of relevant experience and perspectives that are essential to good governance and leadership of Royal Gold.

Vote Required for Approval
Each director must be elected by the majority of votes cast at a meeting at which a quorum is present. This means the number of shares voted for a nominee must exceed the number of shares voted against the nominee. Each nominee has tendered to the Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and the Board accepts the resignation. If a nominee does not receive a majority of the votes cast, the CNG Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken. The Board will act, taking into account the recommendation of the CNG Committee, and publicly disclose its decision and the rationale behind its decision within 90 days after the date of the certification of the election results. The director at issue will not participate in the discussion or decision of the CNG Committee or Board.
Board Skills and Diversity
Our Board is comprised of a diverse, highly-engaged group of individuals that provides strong, effective oversight of our Company. Both individually and collectively, our directors have the relevant qualifications, skills and experiences that contribute to our Board’s oversight of our global operations and long-term priorities, including our growth strategy. Importantly, each director has senior executive experience, including having served as a CEO or high-level executive of a large and complex global organization, and leadership experience in the mining industry, which is particularly relevant to our business as a leading stream and royalty company.
2024 Proxy Statement	12

PROPOSAL 1: ELECTION OF DIRECTORS
This experience, along with the other skills and attributes discussed on the following pages and described under “New Director Candidate Selection Process” on page 24, is a key consideration in evaluating the composition of our Board. All of our Board members possess the following key attributes and skills, which are critical to a well-functioning board:
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A high level of integrity and ethics

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Leadership, diplomacy and overall business acumen

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Ability to devote significant time to Board duties

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Business and professional achievements

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Ability to represent the interests of all stockholders

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Ability to amicably raise and discuss different perspectives

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Willingness to build consensus and collaborate with other directors

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Understanding of the advisory and proactive oversight responsibility of our Board

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Ability to leverage management’s expertise to stay informed on emerging issues

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Willingness to share feedback and receive input both within and outside regularly scheduled Board meetings

In addition, our Board members contribute to our Board the individual experiences, qualifications and skills depicted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list. Board members have acquired these experiences, qualifications and skills through education, direct experience and oversight responsibilities.
Board Skills Matrix
	CHUBBS	HAYES	HEISSENBUTTEL	MCARTHUR	SOKALSKY	VANCE	VEENMAN
Knowledge, Skills, and Experience
Mining Industry Experience: Mining, metals or other extractives industry experience assists in understanding our business drivers, operations, key performance indicators, long-term ROI horizons and competitive environment.	■	■	■	■	■	■	■
Technical Mining Experience: It is important that our Board includes a member(s) with experience in open-pit and underground mines, including oversight of associated health and safety matters, as well as experience with exploration, geology, metallurgy, and mining practices.	■	■		■	■	■	■
Business Development/Capital Markets/Banking/Finance/M&A: Experience with capital markets and banking transactions and mergers and acquisitions provides the knowledge and skills necessary to evaluate and oversee the design and implementation of our financing and capital allocation strategies.	■	■	■	■	■	■	■
Board Service at Other Public Companies: Directors with experience serving on public company boards demonstrate a deep understanding of risk oversight, strategic planning, fiduciary duties of directors, management succession planning, corporate governance standards and best practices of public company boards and board committees.	■	■		■	■	■	■
CEO, CFO or Other Management Experience: Directors with CEO, CFO or other executive level management experience have a demonstrated record of leadership and bring valuable perspectives and practical insights on developing and implementing business strategy; risk and risk management; maintaining effective and sustainable operations; environmental management; compliance; corporate values and culture; and driving growth in order to achieve our strategic goals.	■	■	■	■	■	■	■
2024 Proxy Statement	13

PROPOSAL 1: ELECTION OF DIRECTORS
	CHUBBS	HAYES	HEISSENBUTTEL	MCARTHUR	SOKALSKY	VANCE	VEENMAN
Accounting: Experience as an accountant, auditor, or other similar experience is critical to providing oversight of the preparation and audit of our financial statements and ensuring compliance with various related regulatory requirements and standards. We seek to have several directors who qualify as audit committee financial experts, as defined by SEC rules.	■	■	■	■	■	■	■
Corporate Governance: Directors with experience implementing governance structures and policies provide an understanding of best practices and key issues, enhancing our ability to maintain good governance and to execute new key governance initiatives.	■	■	■	■	■	■	■
Information Technology/Cybersecurity: Experience with information technology/cybersecurity contributes to an understanding of our information technology capabilities and risks associated with cybersecurity matters.	■	■	■	■	■	■	■
Human Capital Management: Experience in key human capital areas is helpful in supporting business and corporate strategies, including talent and organizational resourcing and development; compensation; and diversity and inclusion.	■	■	■	■	■	■	■
International Business: Experience in international business/global affairs or experience related to global economic trends yields an understanding of geographically diverse business environments, regulatory matters, economic conditions and cultural perspectives that informs our global business practices and strategy, and enhances our international operations.	■	■	■	■	■	■	■
Legal and Regulatory: Royal Gold is subject to a broad array of government regulations. Legal, regulatory compliance and/or public policy experience offers valuable insight into the impact of laws, rules, regulations, and other governmental actions and decisions on our Company and our industry, and greater understanding of the legal risks and obligations of Royal Gold.	■	■	■	■	■	■	■
Risk Management: Experience with risk management is critical to Royal Gold because the scale and complexity of our business necessitates a thoughtful and coordinated approach to risk management, including a clear understanding and oversight of the myriad risks that the Company faces, and how to assess and prioritize such risks.	■	■	■	■	■	■	■
Sustainability / Corporate Responsibility: Experience with implementing and advancing sustainability initiatives is valuable to Royal Gold as it furthers responsible mineral development as a means to create long-term value for our stakeholders, and helps inform the assessment of new investments and the performance of existing investments.	■	■	■	■	■	■	■
Some Experience: ■	Extensive Experience: ■
2024 Proxy Statement	14

PROPOSAL 1: ELECTION OF DIRECTORS
Board Diversity
Royal Gold has a board of seven directors, and of Royal Gold’s six independent directors, one-third are women. We recognize that a diversity of skills, thought and experience benefits companies by providing a broad range of perspectives and insights. We continue to focus on increasing the diversity of our Board. We are committed to seeking highly qualified Board candidates with a diversity of race, ethnicity or gender in each candidate pool. Over the past seven years, we have significantly increased the diversity of our Board by adding diverse candidates with skills and experience in important areas to replace long-standing Board members upon retirement. We added Sybil Veenman to our Board in August 2017 and Fabiana Chubbs in November 2020. In addition, our Board elected Ms. Veenman as chair of our CNG Committee effective April 1, 2023.
We have increased the diversity of our Board with each of our last two new directors and will continue to focus on diversity as part of our Board refreshment process. We believe it is in the best interests of our stockholders for us to find the right director who will enhance our Board’s knowledge, skills, and experience. The matrix below provides certain information with respect to the diversity of our Board in accordance with Nasdaq rules.
Board Diversity Matrix (as of April 8, 2024)
Total Number of Directors: 7
	CHUBBS	HAYES	HEISSENBUTTEL	MCARTHUR	SOKALSKY	VANCE	VEENMAN
Board Tenure Years	3	16	4	10	9	11	6
Gender Identity
Male
Female
Demographic Background
Hispanic or Latino
White
Investment Stewardship Experience
Our Board members have significant knowledge, skills and experiences related to investment stewardship that our Board believes are also relevant to our business. Through leadership roles at various mining and other companies, our Board members have experience with overseeing or managing matters related to sustainability, regulatory issues, and social responsibility, such as the following: tailings management; biodiversity; water quality; permitting; reductions in waste, effluents, and consumption of natural resources at mining operations; building strong relationships with communities and indigenous peoples to create lasting benefits; maintaining health and safety as a core value; and addressing climate change and the sustainable production of metals and minerals.
2024 Proxy Statement	15

PROPOSAL 1: ELECTION OF DIRECTORS
Board Biographies
Below is biographical information about our director nominees and continuing directors.
Director Nominees
William Heissenbuttel Class I Director—term expires 2024
Age: 58 Not Independent Director since: January 2020 ■ President and Chief Executive Officer
Prior Experience:
Mr. Heissenbuttel has more than 36 years of corporate finance experience, including 30 years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel has served as our President and Chief Executive Officer and a Class I director since January 2020. Previously, he served as our Chief Financial Officer and Vice President Strategy from June 2018 to January 2020, Vice President Corporate Development from 2007 to June 2018, Vice President Operations from 2015 to June 2016, and Manager Corporate Development from 2006 to 2007. Prior to joining Royal Gold, Mr. Heissenbuttel served as Senior Vice President from 2000 to 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree from the University of Chicago and a Bachelor of Arts degree from Northwestern University.
Reasons for Nomination:
Mr. Heissenbuttel was selected to serve on our Board because of his perspective and experience as our President and CEO; skills at stakeholder engagement; extensive business development, accounting and finance experience; broad understanding of global mining businesses; and risk management skills. These skills enable him to bring valuable expertise to our Board with respect to evaluating significant investments in royalty and stream interests in mining properties around the world, balancing competing interests, and addressing governance, disclosure and risk management challenges.

2024 Proxy Statement	16

PROPOSAL 1: ELECTION OF DIRECTORS
Jamie Sokalsky Class I Director—term expires 2024

Age: 66
Independent
Director since: August 2015
■
Finance and Strategic Planning Expert

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Audit Committee Member since August 2015

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Audit Committee Chair since January 2022

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Audit Committee Financial Expert

Prior Experience:
Mr. Sokalsky has over 30 years of progressive experience in the mining industry. Mr. Sokalsky’s experience in the mining industry began in 1993 as Treasurer and Vice President of Barrick Gold Corporation, where he also served as Chief Financial Officer from 1999 to 2012 and CEO, President, and a director from 2012 to 2014.
Other Public Company Directorships:
Mr. Sokalsky has served as Chairman of the Board of Directors of Probe Gold, Inc. (TSX: PRB) since 2015 (and currently serves on the Nominating and Corporate Governance Committee and the Compensation Committee) and as a director of Agnico-Eagle Mines Ltd. (NYSE: AEM) since 2015 (where he currently serves as Lead Director of the Board of Directors and a member of each of the Audit Committee and Corporate Governance Committee).
Reasons for Nomination:
Mr. Sokalsky’s extensive experience in the mining industry, experience in leading a large global mining company, his expertise in many of the issues facing complex, global companies, together with his finance and strategic expertise enable him to bring valuable expertise to our Board with respect to planning for the long term, offering value to mining operators, stakeholder engagement, and anticipating risks and competitive threats.

2024 Proxy Statement	17

PROPOSAL 1: ELECTION OF DIRECTORS
Continuing Directors
Fabiana Chubbs Class III Director—term expires 2026
Age: 58 Independent Director since: November 2020 ■ Sarbanes-Oxley Act Controls Expert ■ Audit Committee Member since November 2020 ■ Audit Committee Financial Expert
Prior Experience:
Ms. Chubbs has over 25 years of progressive experience in the mining industry. Ms. Chubbs served as Chief Financial Officer of Eldorado Gold Corporation from 2011 until her retirement in April 2018. She joined Eldorado Gold in 2007 and led treasury and risk management functions until accepting the Chief Financial Officer position. Prior to Eldorado Gold, Ms. Chubbs was a Senior Manager with PwC Canada. During her ten years at PwC Canada, she specialized in audits of public mining and technology companies. Ms. Chubbs started her career in her native Argentina, with experience divided between PwC Argentina and IBM. Ms. Chubbs holds dual degrees from the University of Buenos Aires, including a Certified Public Accountant bachelor’s degree and a Bachelor of Business Administration degree. She is a Chartered Public Accountant in Canada.
Other Public Company Directorships:
Ms. Chubbs has served as a director of Lithium Americas Corp. (TSX and NYSE: LAC) since June 2019. Ms. Chubbs currently serves as Chair of the Audit and Risk Committee and a member of the Governance and Nominating Committee at Lithium Americas Corp.
Key Skills and Qualifications:
Ms. Chubbs’ extensive international and financial experience as the CFO of a large public mining company with substantial international operations, together with her experience as an independent auditor of public mining companies during her tenure at PwC Canada and her expertise in Sarbanes-Oxley Act controls, risk management, and technology, enable her to bring valuable expertise to our Board with respect to global business issues and oversight of our financial position and condition and the accurate reporting thereof.

2024 Proxy Statement	18

PROPOSAL 1: ELECTION OF DIRECTORS
William Hayes Class II Director—term expires 2025

Age: 79
Independent
Director since: January 2008
■
Chair of Board since May 2014

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Strategic planning expert

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CNG Committee Member since August 2023

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Former Audit Committee Member from November 2008-August 2023

Prior Experience:
Mr. Hayes has over 35 years of progressive experience focused on mining. Mr. Hayes retired from Placer Dome Inc., where he served as Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006, Executive Vice President for USA and Latin America from 2000 to 2004, and Executive Vice President for Latin America from 1994 to 2000. Mr. Hayes also worked as an executive, including chief financial officer, for various mining operations in Latin America.
Other Directorships:
Mr. Hayes served as a director of Antofagasta plc (LON: ANTO) from 2006 to 2019, where he held various board positions over time, including Senior Independent Director, Audit Committee Chair, and member of the Safety and Sustainability Committee, Compensation Committee, and Nominating and Governance Committee. Mr. Hayes also served as Chairman of the Board of Tethyan Copper Company from 2007 through 2022.
Key Skills and Qualifications:
Mr. Hayes has provided a decade of leadership to our Board. His skills at building a relationship of mutual trust and candor with management ensure that our Board timely receives information and the Board’s feedback is reflected in Royal Gold’s day-to-day business. His experience in project and operations management for a large global mining company, enhanced by his oversight of project development and safety in his role as a board member of other global mining companies, also enables him to bring valuable expertise to our Board regarding human capital management, stakeholder engagement, and assessment of our strategic objectives from a financial, operational and sustainability perspective.

2024 Proxy Statement	19

PROPOSAL 1: ELECTION OF DIRECTORS
Kevin McArthur Class III Director—term expires 2026
Age: 69 Independent Director since: March 2014 ■ Experienced mine operator ■ CNG Committee Member since May 2014
Prior Experience:
Mr. McArthur has over 40 years of progressive experience encompassing many facets of the mining business, including operations, corporate development and executive management. Mr. McArthur retired from Tahoe Resources Inc. where he served as a director and Chief Executive Officer from 2009 to 2015 and Executive Chairman from 2015 to February 2019. Prior to joining Tahoe Resources, Mr. McArthur was President and Chief Executive Officer of Glamis Gold Ltd. from 1996 to 2006 when it was purchased by Goldcorp Inc., where Mr. McArthur served as President and Chief Executive Officer and a director until 2008.
Other Public Company Directorships:
Mr. McArthur has served as a director of Novagold Resources Inc. (TSX and NYSE: NG) since May 2022 (where he currently chairs the Engineering and Technical Committee and serves on the Corporate Governance and Nominations Committee) and of First Quantum Minerals Ltd. (TSX: FM) since May 2021 (where he currently chairs the Environmental, Health Safety & Corporate Social Responsibility Committee and serves on the Human Resources Committee). Mr. McArthur previously served as Chairman of the Board of Boart Longyear Limited (ASX: BLY) from September 2019 to November 2021 and a director of Pan American Silver Corp. (Nasdaq and TSX: PAAS) from February 2019 to May 2020.
Key Skills and Qualifications:
Mr. McArthur brings to our Board experience in areas important to the operations and strategy of Royal Gold, including, in particular, extensive experience managing mining operations as the chief executive officer of major precious metals mining companies and serving in positions focused on mine operations and project development with major international mining companies. As Royal Gold’s Board evaluates significant investments in royalty and stream interests in mining properties around the world, Mr. McArthur’s experience and expertise is invaluable as he provides an important and unique perspective in our investment review process.

2024 Proxy Statement	20

PROPOSAL 1: ELECTION OF DIRECTORS
Ronald Vance Class II Director—term expires 2025

Age: 71
Independent
Director since: April 2013
■
Corporate and business development expert

■
Audit Committee Member (since August 2023)

■
Audit Committee Financial Expert

■
Former CNG Committee Member from January 2014-August 2023

■
Former CNG Committee Chair from November 2017-March 2023

Prior Experience:
Mr. Vance has over 40 years of experience in mining and corporate development. Mr. Vance retired from Teck Resources Ltd., where he served as Senior Vice President, Corporate Development from 2006 to 2014. Prior to joining Teck Resources, Mr. Vance worked as Managing Director of Rothschild (Denver) Inc. from 1991 to 2000 and as Managing Director/Senior Advisor of Rothschild Inc. from 2000 to 2005.
Other Directorships:
Mr. Vance has served on the Board of Directors of Ivanhoe Electric Inc. since June 2023, where he currently serves as a member of the Audit Committee, and served as Chairman of the Board of Southern Peaks Mining L.P. in 2018.
Key Skills and Qualifications:
Mr. Vance’s business development experience with a large international mining company and his extensive experience in all aspects of corporate and business development and strategic planning enable him to bring valuable expertise to our Board with respect to the mining industry, financial markets, risk assessment, and regulatory matters.

2024 Proxy Statement	21

PROPOSAL 1: ELECTION OF DIRECTORS
Sybil Veenman Class III Director — term expires 2026
Age: 60 Independent Director since: August 2017 ■ Corporate governance and legal expert ■ CNG Committee Member since January 2018 ■ CNG Committee Chair since April 2023
Prior Experience:
Ms. Veenman has 30 years of progressive experience in the mining industry. Ms. Veenman retired from Barrick Gold Corporation in 2014, where she served in various officer positions from 1994 to 2014, including Senior Vice President and General Counsel and a member of the executive leadership team from 2010 to 2014.
Other Directorships:
Ms. Veenman has served as a director of Major Drilling Group International Inc. (TSX: MDI) since December 2019 (where she currently serves as Chair of the Corporate Governance and Nominating Committee and a member of the Human Resources and Compensation Committee) and NexGen Energy Ltd. (TSX and NYSE: NXE) since August 2018 (where she currently serves on the Sustainability Committee and the Audit Committee). Ms. Veenman previously served as a director of IAMGOLD Corporation (NYSE: IAG) from December 2015 to May 2021 and Noront Resources Ltd. (TSX-V: NOT) from August 2015 to February 2020. Ms. Veenman also serves on the Board of Directors of Boost Child & Youth Advocacy Centre, a non-profit organization dedicated to providing child and youth services and support.
Key Skills and Qualifications:
Ms. Veenman’s extensive mining industry, legal and corporate governance experience as chief legal officer and member of the leadership team at a global gold mining company, and her substantial involvement on public company boards, enable her to bring valuable expertise to our Board with respect to the mining industry and to Royal Gold’s corporate governance, compensation plans, investment stewardship strategy and management of legal and other risks.

Director Independence
Our Board has determined that each of our directors, other than Mr. Heissenbuttel, is independent under the rules of the SEC and the listing standards of the Nasdaq Stock Exchange (“Nasdaq”). Our Board has also determined that none of our independent directors has any relationship with us that would interfere with the exercise of their independent judgment in carrying out their responsibilities as a director.
6 out of 7 directors are independent. The only insider on our Board is our CEO.

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PROPOSAL 1: ELECTION OF DIRECTORS
The Board’s Role and Responsibilities
Our Board is elected by stockholders to oversee management and assure that stockholders’ long-term interests are being served. A significant portion of our Board’s oversight responsibility is carried out through its standing committees: the Audit Committee and the CNG Committee. All committee members are independent under Nasdaq and SEC rules. Each committee meets regularly throughout the year, receives reports from senior management, reports its actions to the Board, and evaluates its performance annually. Each committee is authorized to retain outside advisors.
Board Oversight of Risk Management
Our Board is responsible for overseeing risk management, with a focus on the most significant known and potential risks confronting the organization, including any changes to the business needed to address these risks. We have established an enterprise risk management program that is designed to identify, define, manage, and mitigate risks as appropriate. Management is responsible for the day-to-day risk management and regularly reports to the Board and its committees on risk management matters. The Board reviews the adequacy of the enterprise risk management program and discusses with management appropriate changes to the program. Each of our directors has experience with risk management at the enterprise level.
Each committee of our Board also meets with outside advisors (including outside counsel, consultants and experts), as desired by the applicable committee, to oversee risks associated with their respective principal areas of focus. In turn, each committee reports to the Board regularly, fostering awareness and communication of significant matters among all directors, and promoting a coordinated and cohesive approach to enterprise risk oversight.
Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. Management frequently collaborates throughout the year to keep an open dialogue on emerging risks identified from a variety of internal and external sources.

BOARD OF DIRECTORS

Our Board oversees enterprise-level risk, including risks associated with strategy and operations

Audit and Finance Committee

- Integrity of financial statements
- Internal controls
- Disclosure controls and procedures
- Accounting compliance
- Cybersecurity
- Compliance program
- Capital structure and allocation

Compensation, Nominating, and Governance Committee

- Regulatory
- Board organization and membership
- ESG and sustainability
- Diversity
- Succession planning
- Management development
- Executive compensation and retention

MANAGEMENT

Our management administers, reviews, and updates our enterprise risk management program and provides quarterly reviews to our Board

2024 Proxy Statement	23

PROPOSAL 1: ELECTION OF DIRECTORS
New Director Candidate Selection Process

Succession Planning
The CNG Committee considers the current and long-term needs of our business and seeks director candidates based on our needs and current Board structure, tenure, skills, diversity, and experience.

Identify Qualified and Diverse Candidates
The CNG Committee identifies a pool of qualified and diverse director candidates through a robust search process, which might include an independent search firm.
In accordance with our Board of Directors’ Governance Guidelines, the CNG Committee includes diverse individuals in any director search. Specifically, when identifying new director candidates, the CNG Committee requires that the initial list of candidates, whether generated internally or by a search firm, includes a qualified candidate of gender, racial or ethnic diversity.
In addition, the CNG Committee considers the following qualifications, among others:
■
Experience in mining and mine finance

■
Independence

■
Integrity

■
Broad business judgment and leadership skills

■
Areas of expertise

■
Skills that may fill gaps on the Board

■
Personal qualities and reputation in the business community

■
Ability and willingness to commit adequate time to Board and committee duties

The CNG Committee will consider director candidates recommended by stockholders using the same criteria outlined above. Stockholders should submit their recommendations in writing to our Corporate Secretary in accordance with the advance notice and other provisions of our Bylaws.

In-depth Review and Interview Process Final director candidates are interviewed by all members of our Board.
Decision and Nomination The CNG Committee recommends, and the full Board approves, nominees who they believe are best qualified to serve the interests of Royal Gold and its stockholders.
Election Director nominees are presented to stockholders for election to a three-year term.
Result: Board consisting of directors with a range of relevant experience and varying tenures.
2024 Proxy Statement	24

PROPOSAL 1: ELECTION OF DIRECTORS
Conditional Resignation Policies
Majority Vote
Under our Bylaws and Governance Guidelines, upon election or appointment to our Board and promptly following each annual meeting at which a director is reelected, each director must submit an irrevocable resignation that will become effective only if the director fails to receive the required majority vote at the next annual meeting at which the director is standing for election and the Board accepts the resignation. If a nominee does not receive a majority of the votes cast, the CNG Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken.
Age
We do not impose a mandatory retirement age for directors. However, under our Governance Guidelines, a director who has reached the age of 72 must submit an annual letter of resignation from the Board. The resignation will become effective only if accepted by a majority of the disinterested directors. Prior to the CNG Committee meeting in which director nominees were considered for the 2024 annual meeting, Mr. Hayes tendered a conditional resignation letter based on this policy. In February 2024, the disinterested directors chose not to accept his resignation after having considered Mr. Hayes’ skills, extensive experience, expertise, leadership, and other attributes and the recommendation of the CNG Committee that Mr. Hayes continue as a director.
We do not impose term limits, as we believe they could result in a potential loss of contributions by directors who have developed increasing and valuable insight into our business and operations.
Job Change
Any director who retires from his or her job or substantially changes his or her principal occupation or business association must submit a letter of resignation in accordance with our Governance Guidelines. The CNG Committee will review any director resignation letter tendered and determine the continued appropriateness of Board membership under the new circumstances. The resignation will become effective only if accepted by a majority of the disinterested directors of the Board.
Management Succession Planning
We are committed to ensuring that we are continually developing leadership talent within the organization, and our Board is actively engaged in talent management. The Board regularly reviews and discusses our leadership pipeline and succession plans with a focus on executive positions. High-potential leaders are given exposure and visibility to directors through meeting presentations, informal events, and one-on-one meetings.
Stockholder Engagement
We proactively engage with stockholders throughout the year. During 2023, we met with 41 of our current investors owning approximately 39% of our outstanding shares. Our stockholder engagement is focused on dialogue, transparency, and responsiveness. Frequent and transparent communication with stockholders helps provide our Board and senior management with timely and useful feedback on a range of topics. Recent topics of engagement have included our financial performance, investment portfolio, corporate strategy, competitive environment, capital allocation, and sustainability matters. Various members of our management team participate in these dialogues at times. Our management team provides quarterly updates to our Board on stockholder engagement and feedback.
In April 2023, we held a virtual Investor Day where members of our management team provided an update of Royal Gold’s business to stockholders, prospective investors and sell-side analysts. The session was focused on reviewing achievements in 2022 and included discussions on progress with respect to the analysis of portfolio sustainability metrics, updates on developments at various assets within the portfolio, and our approach to reviewing investment returns and capital allocation.
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PROPOSAL 1: ELECTION OF DIRECTORS
Communication with Directors
Stockholders and other interested parties who wish to communicate with our Board, including our independent Chair of the Board, independent and nonmanagement directors as a group, or any other individual director, may send their communication to our Corporate Secretary at Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202, or corporatesecretary@royalgold.com.
Write to us Royal Gold, Inc. Attention: Corporate Secretary 1144 15th Street, Suite 2500 Denver, Colorado 80202

Our Corporate Secretary reviews communications to the Board. Communications relating to accounting, auditing, or fraud are forwarded to the Chair of our Audit Committee, and any other communications addressing a legitimate business issue are forwarded to other members of our Board as appropriate.
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PROPOSAL 1: ELECTION OF DIRECTORS
Board Structure
Our Board does not have a policy regarding separation of the roles of Chair and CEO. Our Board believes it is in our best interest to make that determination based on circumstances from time to time. Our Board believes that having an independent, non-executive Chair is currently the most appropriate structure. In the Board’s view, its current leadership structure effectively allocates authority, responsibility, and oversight between management and the independent directors. Mr. Hayes has served as our independent Chair since May 2014. If in the future we decide to appoint a non-independent Chair, our Governance Guidelines state that our independent directors will also appoint a lead independent director who will preside at meetings of the independent directors.
Committees of the Board
Our Board has two standing committees: the Audit Committee and the CNG Committee. Each committee is governed by a written charter that is reviewed annually and updated as appropriate to reflect regulatory or business changes. Each committee also reviews annually its own compliance with its charter. Committee charters are available on our website at www.royalgold.com under “ESG—ESG Document Library.”
AUDIT COMMITTEE

Jamie Sokalsky Chair	Fabiana Chubbs	Ronald Vance
Committee Members and Highlights		Key Responsibilities

■
Audit Committee held six meetings during the year ended December 31, 2023

■
Ronald Vance was elected as a member of the Audit Committee, effective August 22, 2023

■
All members are independent under Nasdaq and SEC rules

■
All members are audit committee financial experts under SEC rules

■
All members satisfy the Nasdaq financial literacy and sophistication requirements

■
Oversees the integrity of our financial statements

■
Oversees compliance with legal and regulatory requirements and corporate policies

■
Appoints, retains, and oversees the independent registered public accounting firm and evaluates its qualifications, performance, and independence

■
Approves auditing services and any non-audit services to be rendered by the independent registered public accounting firm

■
Monitors the internal audit process and critical accounting policies

■
Reviews the adequacy of financial and operating controls

■
Oversees our financial strategy, capital structure, and liquidity position

■
Oversees our cybersecurity program

■
Reviews and approves related-person transactions

■
Monitors compliance with our Code of Business Conduct and Ethics

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PROPOSAL 1: ELECTION OF DIRECTORS
CNG COMMITTEE

Sybil Veenman Chair	William Hayes	Kevin McArthur
Committee Members and Highlights		Key Responsibilities

■
CNG Committee held four meetings during the year ended December 31, 2023

■
Sybil Veenman was elected as Chair, effective April 1, 2023

■
William Hayes was elected as a member of the CNG Committee, effective August 22, 2023

■
All members are independent under Nasdaq and SEC rules, including the enhanced independence rules applicable to compensation committee members

■
Oversees our compensation strategy

■
Reviews and approves the compensation to be paid to executive officers

■
Recommends to the Board compensation to be paid to our non-employee directors

■
Administers our equity incentive plan

■
Oversees the preparation of our compensation disclosures

■
Identifies and recommends to the Board director nominees

■
Advises the Board on corporate governance matters

■
Reviews our corporate governance policies

■
Oversees environmental, social, and other sustainability initiatives

■
Has authority to retain an independent compensation consultant

■
Evaluates compliance with our Stock Ownership Guidelines

■
Establishes a peer group of comparable companies and target competitive position for executive compensation

■
Makes recommendations regarding director and executive succession planning

■
Oversees the Board’s annual self-assessment process

Board Practices, Processes, and Policies
Meetings and Attendance
Our Board held seven meetings during the year ended December 31, 2023. Each director attended at least 75% of all meetings of the Board and the committees on which he or she served during 2023. The average attendance of all directors at Board and committee meetings in 2023 was 96% percent, and each director attended all of the regularly scheduled meetings of the Board and the committees on which he or she served. Three directors were each unable to attend one special meeting of the Board called on short notice to provide an update regarding an ongoing business development opportunity and at which no other action was taken, and in each case management separately briefed the directors regarding the ongoing business development opportunity. It is our policy that directors attend our annual meeting of stockholders, and all of our directors attended last year’s annual meeting of stockholders.
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PROPOSAL 1: ELECTION OF DIRECTORS
Executive Sessions
Our independent and non-employee directors meet regularly in executive sessions. In addition, the Audit Committee regularly holds separate executive sessions with our independent registered public accounting firm and internal audit leadership. The Audit Committee met in executive session with our independent auditors three times in 2023. Executive sessions are generally held at the beginning or end of each regular meeting.
Board and Committee Assessments
Our Board continually seeks to improve its performance. Our Board considers a thorough and constructive assessment process to be critical in properly assessing Board and committee effectiveness. Throughout the year, our Board Chair and CNG Committee Chair have regular one-on-one discussions with our Board members to obtain real-time feedback. In addition, our CNG Committee oversees a formal annual evaluation process to assess the effectiveness of our Board and its two standing committees. Approximately once every three years, the CNG Committee engages an external consultant to facilitate the annual evaluation.
Our Board’s self-assessment focuses on numerous aspects of corporate governance and performance of the duties and responsibilities of the Board and its committees, including, for example, the Board’s culture and interactions with management; the structure, size, competencies, and experience of the Board and its committees; the Board’s effectiveness in guiding strategic direction; succession planning; and the adequacy of agendas, time allotments, and information provided to directors.
Our Board assesses progress in the areas targeted for improvement from the evaluation and develops action plans aimed at enhancing our Board’s and its committees’ effectiveness over the next year. Items requiring follow-up are monitored on an ongoing basis by our Board and committees.
In 2023, we utilized an independent external consultant to facilitate our formal annual Board evaluation. The consultant, with input from our Board Chair, CNG Committee Chair and Corporate Secretary, prepared questionnaires and solicited feedback from our Board members and management. The consultant administered the review process and analyzed the results; drafted a report to the Board; discussed that report with our Board Chair and CNG Committee Chair; produced a final report for our Board’s review; and met with our entire Board to discuss the report and recommendations for further improving the Board’s performance.
Outcome Our Board has determined the Board and its committees operated effectively during 2023.
Director Onboarding and Continuing Education
We conduct a comprehensive onboarding program with incoming directors to introduce them to Royal Gold and our management, business model, corporate strategy, financial condition, corporate organization, and governance practices.
Ongoing education for all directors is conducted throughout the year through discussions and presentations by subject matter experts, mine site visits and other events. Directors receive information to assist in the performance of their duties as directors and committee members, as applicable, including quarterly updates concerning legal, regulatory, accounting, tax, finance, cybersecurity, compliance, and governance developments. We reimburse directors for attendance at external director education programs, membership in director organizations, and subscriptions to publications concerning governance and other relevant matters.
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PROPOSAL 1: ELECTION OF DIRECTORS
Board Governance Guidelines
Our Board has adopted Governance Guidelines as a general framework to assist the Board in carrying out its responsibilities. The Governance Guidelines are reviewed annually and updated as appropriate for evolving regulatory developments. The Governance Guidelines are available on our website at www.royalgold.com under “ESG—ESG Document Library.”
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to all employees, including our principal executive officer and our principal financial and accounting officer, as well as to the members of our Board. A copy of our Code of Business Conduct and Ethics is available on our website at www.royalgold.com under “ESG—ESG Document Library.” We intend to disclose any changes to or waivers from the Code of Business Conduct and Ethics that are required to be disclosed by posting this information on our website.
Related-person Transactions
In accordance with its charter, the Audit Committee is responsible for reviewing transactions between Royal Gold and related persons and any other potential conflict of interest situations that would be required to be reported under SEC rules. Any transaction in which a related person has or will have a direct or indirect material interest, other than transactions available to all employees generally or involving $120,000 or less, must be approved or ratified by the Audit Committee. Related persons include directors, executive officers, greater than 5% beneficial owners, and their family members and associated entities. In determining whether to approve a transaction, the Audit Committee considers all relevant facts and circumstances and takes into account whether the transaction is on terms no less favorable to us than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction would impair the independence of an independent director; and whether the transaction would present an improper conflict of interest for any director or executive officer. During 2023, there were no related person transactions required to be reported under SEC rules, and none are currently proposed.
Anti-hedging and Anti-pledging Policies
Our Insider Trading Policy prohibits directors, officers, and employees from hedging against their investments in our stock. This helps to ensure alignment between the interests of management and our stockholders generally. Specifically, the policy prohibits any director, officer, or employee from engaging in any of the following activities related to Royal Gold securities, including securities held directly or indirectly by the individual and equity awards received from us as compensation:
■
trading in our securities on a short-term basis; our policy provides that securities purchased on the open market should be held for a minimum of six months

■
purchasing or holding our securities on margin

■
short selling our securities

■
buying or selling put or call options or other derivative securities relating to our securities

■
engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards, and exchange funds with respect to our securities

■
participating in investment clubs that invest in our securities

■
placing open orders of longer than three business days or ending after a trading window has closed other than pursuant to a qualified trading plan

■
pledging our securities as security for any obligation

Our Insider Trading Policy is reviewed annually by the CNG Committee and the Board and updated as appropriate. Our Insider Trading Policy is available on our website at www.royalgold.com under “ESG—ESG Document Library.”
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PROPOSAL 1: ELECTION OF DIRECTORS
Trading Controls
Under our Insider Trading Policy, directors, officers, and employees and certain persons related to them must receive permission from our Chief Compliance Officer before entering into any transactions in our securities. Trading is permitted only during open trading periods or pursuant to Rule 10b5-1 trading plans adopted in accordance with SEC rules. These trading plans may be entered into only during an open trading period with preapproval from our Chief Compliance Officer, and all such plans are subject to a minimum 90-day waiting period before becoming effective.
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PROPOSAL 1: ELECTION OF DIRECTORS
Director Compensation
Our director compensation program is designed to reflect current market trends with respect to director compensation. Among other things, our program is designed to provide a significant portion of total compensation in the form of equity to align the interests of directors with the interests of stockholders generally.
The CNG Committee is responsible for evaluating, and recommending to our independent directors, the compensation paid to non-employee directors. The independent directors consider the CNG Committee’s recommendation and make final determinations on compensation for our non-employee directors.
Peer Group Benchmarking
The CNG Committee reviews director compensation annually and retains an independent compensation consultant to benchmark director compensation against our peer group every other year. In March 2023, the CNG Committee relied on market information presented in February 2022 by its independent compensation consultant, Towers Watson Canada Inc. and its affiliates (referred to herein as the “Compensation Consultant”), in connection with the CNG Committee’s review of director compensation for 2023. The Compensation Consultant also used this same peer group for evaluating 2022 executive compensation. Our peer group for purposes of benchmarking director compensation did not change between 2022 and 2023.
The Compensation Consultant provided market information with respect to the amount of director compensation using several methodologies, the forms of compensation used, and stock ownership guidelines for directors.
The review of director compensation in March 2023 found that our director compensation levels were in line with the market, and no change was made to the aggregate annual Board retainer and equity award except that directors received full-year value equity awards during 2023 compared to the half-year value equity awards made during 2022 as part of the change to the Company’s fiscal year end.
Components of Director Compensation
Taking into account the benchmarking information described above and the recommendations of the Compensation Consultant, the CNG Committee recommended, and our independent directors approved, our 2023 director compensation program, as described below.
Compensation Element for Non-employee Directors	2023
Annual Board Retainer(1)	$70,000
Board and Committee Meeting Fees(1)	$1,500 / meeting attended
Site Visit Fees(1)(2)	$1,500 / site visit
Annual Retainer for Board Chair(1)	$115,000
Annual Retainer for Committee Chairs(1)	$25,000
Annual Equity Award(3)	$150,000 equity value target

(1)
Retainers and fees are paid quarterly in cash.

(2)
On August 22, 2023, the Board approved an additional fee of  $1,500 to each non-employee director for each site visit attended by such non-employee director. There were no site visits attended by any non-employee directors in 2023.

(3)
Non-employee directors received 1,205 shares of restricted stock (U.S. residents) or restricted stock units (Canadian residents) on March 2, 2023. Half of the shares vested immediately, and the remaining half vested on March 2, 2024, subject to continued service. The number of shares was determined based on the 30-day volume weighted average price per share of Royal Gold common stock (“VWAP”) for the period ended March 1, 2023, which was $124.50.

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PROPOSAL 1: ELECTION OF DIRECTORS
2023 Director Compensation
The following table provides information regarding compensation paid to or earned by our non-employee directors for their services during the year ended December 31, 2023. Mr. Heissenbuttel’s compensation is shown in the Summary Compensation Table; he does not receive any additional compensation for his service as a director.
Director	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
William Hayes	204,500	145,444	349,944
Fabiana Chubbs	88,000	145,444	233,444
Kevin McArthur	85,000	145,444	230,444
Jamie Sokalsky	113,000	145,444	258,444
Ronald Vance(3)	99,000	145,444	244,444
Sybil Veenman(3)	99,000	145,444	244,444

(1)
Amount represents the grant date fair value of restricted stock or restricted stock units granted during 2023, calculated in accordance with financial statement reporting rules. You can find information about the assumptions used to calculate grant date fair values in Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. In accordance with financial statement reporting rules, the grant date fair value for each share of restricted stock or restricted stock unit was $120.70, which was the closing price of our common stock on the March 2, 2023, grant date. The value shown in this table ($145,444) differs from the target value of the award in the previous table ($150,000) because, for administrative purposes, we used the 30-day VWAP for the period ended March 1, 2023, which was $124.50, to calculate the number of shares to grant. For purposes of this table, we are required to report the awards at their grant date fair value calculated in accordance with financial statement reporting rules, as described above.

(2)
Restricted stock and restricted stock unit grants to non-employee directors vest 50% on the date of grant and 50% on the first anniversary of the date of grant. As of December 31, 2023, Messrs. Hayes and Vance held 602 shares of unvested restricted stock. All other non-employee directors elected to defer their 2023 equity compensation pursuant to our Deferred Compensation Plan, which is described below. Shares of restricted stock and restricted stock units that are deferred have the same vesting restrictions.

(3)
Mr. Vance served as Chair of the CNG Committee through March 31, 2023. Ms. Veenman was appointed as Chair of the CNG Committee effective April 1, 2023.

Director Deferred Compensation Plan
Our non-employee directors are eligible to participate in our Deferred Compensation Plan. The plan allows participants to elect to set aside eligible equity compensation in a tax-deferred vehicle for retirement or other life-event purposes. Participants can elect to receive certain income in a future year that would otherwise be paid in the upcoming year. These amounts are not subject to federal income tax at the time of contribution to the plan. The plan is intended to promote director retention by providing a long-term savings opportunity on a tax-efficient basis. Four of our six non-employee directors elected to defer their 2023 equity awards. For the number of restricted stock awards or restricted stock units the vesting of which is deferred by each director under our Deferred Compensation Plan, see “Stock Ownership Information.”
Expenses
We reimburse non-employee directors for their out-of-pocket travel, lodging, and meal expenses incurred in connection with their travel in service to our Board.
Director Stock Ownership Guidelines
We expect our non-employee directors to have a significant long-term financial interest in Royal Gold. To encourage alignment with the interests of stockholders, each non-employee director is required to own shares of our common stock
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PROPOSAL 1: ELECTION OF DIRECTORS
equal in value to $600,000 within five years from the date of their first equity grant. If there is a significant decline in Royal Gold’s stock price that causes a director’s holdings to fall below the applicable threshold, the director will not be required to purchase additional shares to meet the threshold but must refrain from selling shares until the threshold has again been achieved. Directors are also prohibited from hedging against their investments in our stock or pledging their shares.
Compliance with the Stock Ownership Guidelines for directors is evaluated as of December 31 of each year using the 30-day VWAP for the period ended on December 31 of such year. For purposes of determining compliance with these guidelines, the value of an individual’s holdings will be based upon the higher of  (1) the cost of acquisition or value at the time of grant or (2) the market value on the date of determination. As of December 31, 2023, all non-employee directors exceeded their ownership guidelines or were within their five-year phase-in period.
2024 Proxy Statement	34

Proposal 2:

Executive
Compensation

Our Board recommends that our stockholders vote FOR approval of the advisory resolution on executive compensation.
2024 Proxy Statement

PROPOSAL 2—
Executive Compensation
We are seeking stockholder approval of an advisory resolution on the compensation of our NEOs as described in the Compensation Discussion and Analysis, compensation tables, and related narrative discussion included in this proxy statement.
This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express a view on our 2023 executive compensation policies and practices and the compensation paid to our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation policies and practices relating to our NEOs as described in this proxy statement. Because your vote is advisory, it will not be binding on the Board. However, as they have done in prior years, the Board and CNG Committee will consider the outcome of the say-on-pay vote when considering future compensation arrangements.
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires, at least once every six years, that we solicit the preference of our stockholders regarding the frequency for conducting the say-on-pay vote — every year, every two years, or every three years. At our 2023 annual meeting of stockholders, our stockholders approved, on an advisory basis, holding the say-on-pay votes annually, and our Board adopted a practice of providing for an annual say-on-pay vote.
Recommendation

Our Board unanimously recommends a “FOR” vote regarding our named executive compensation because our Board believes that our compensation policies and practices are effective in achieving our compensation goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth, and linking management interests with stockholder interests.

Key elements of our 2023 executive compensation are described beginning on page 40.
Stockholders are asked to approve the following advisory resolution:
RESOLVED, that the compensation paid to Royal Gold’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.
Vote Required for Approval
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve this proposal.
2024 Proxy Statement	36

PROPOSAL 2: Executive Compensation
Compensation, Nominating, and Governance Committee Report

The Compensation, Nominating, and Governance Committee of the Board of Directors has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation, Nominating, and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Royal Gold’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Board of Directors has approved that recommendation.

This report is provided by the following independent directors, who comprise the Compensation, Nominating, and Governance Committee:
/s/ Sybil Veenman Sybil Veenman, Chair	/s/ William Hayes William Hayes	/s/ Kevin McArthur Kevin McArthur
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”), outlines our compensation philosophy and objectives and describes our executive pay programs for 2023 and the compensation of our 2023 named executive officers, whom we refer to as our NEOs. Our NEOs consist of:
■
William Heissenbuttel, President and Chief Executive Officer

■
Daniel Breeze, Senior Vice President, Corporate Development, RGLD Gold AG

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Paul Libner, Senior Vice President and Chief Financial Officer

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Martin Raffield, Senior Vice President, Operations

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Randy Shefman, Senior Vice President and General Counsel

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Mark Isto, former Executive Vice President and Chief Operating Officer, Royal Gold Corporation, who retired in September 2023

Unless otherwise specified, all dollar amounts set forth in this CD&A are in U.S. dollars.
Summary of 2023 Compensation Decisions
The CNG Committee reviews executive compensation annually and retains an independent compensation consultant to benchmark executive compensation against our peer group every other year. The CNG Committee took a number of steps this past year to align the compensation of our executives with our strategy and changing market dynamics and to retain and motivate executives to achieve long-term value for our stockholders, including the following:
■
Total Compensation: Aligned NEO total compensation within a reasonable range of median executive compensation benchmark data per the Compensation Consultant’s market review, taking into account the tenure and experience of each individual NEO.

■
Base Salary: Reviewed salaries relative to executive compensation benchmark data per the Compensation Consultant’s market review, applied cost of living adjustments according to region and, in some cases, applied additional salary adjustments to individual NEOs whose salaries were being transitioned to median over the initial three years in role.

■
Short-Term Incentive Cash Bonus: Maintained corporate bonus targets largely unchanged in terms of weighting and structure with a few modifications, including the use of a Gross GEO Production target instead of a Net GEO Production target to simplify the calculation of the metric and allow for reconciliation to actual revenue in the Company’s financial statements.

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PROPOSAL 2: Executive Compensation
■
Clawback Policy: Amended our Incentive Compensation Recoupment Policy, or clawback policy, to require recovery of erroneously paid incentive-based compensation in the event of an accounting restatement and retained the discretionary right to recoup such compensation in the event of improper conduct.

2023 Performance
Royal Gold has a long history of managing our business around a simple set of strategic goals that include acquiring high quality and long-lived assets in stable jurisdictions, funding our growth with limited equity dilution, maintaining a strong balance sheet and liquidity, and increasing our return to stockholders. Progress towards achievement of these goals in 2023 is summarized below.
$605.7M Strong financial performance with revenue of $605.7 million, operating cash flow of $415.8 million, and earnings of $239.4 million.

$98.6M
$98.6 million returned to stockholders as dividends during 2023, and our approved 2024 dividend per share represents the 23rd consecutive year of annual increases in the dividend rate. This history of dividend payment and growth is unique in the precious metals sector and Royal Gold is the only precious metals company in the S&P High Yield Dividend Aristocrats Index.

312,100 GEOs* Robust production volume of 312,100 GEOs* for 2023.

$845M
Increased total available liquidity to $845 million as of December 31, 2023, which included approximately $95 million in working capital and $750 million available under our revolving credit facility.

$325M Strong operating cash flow provided cash to repay outstanding borrowings by $325 million during 2023, leaving an outstanding debt balance of $250 million as of December 31, 2023.
*
Gold equivalent ounces or “GEOs” are calculated as Royal Gold’s total revenue for 2023 of  $605.7 million divided by the average LBMA PM gold fixing price for 2023 of US$1,941 per ounce.

2024 Proxy Statement	38

PROPOSAL 2: Executive Compensation
Compensation Philosophy and Objectives
The CNG Committee sets and administers our executive compensation philosophy, objectives, and design. Our fundamental compensation philosophy is to recruit, retain, and reward high-performing individuals who will bring value to Royal Gold in a variety of ways:
Drive growth and profitability	Increase long-term value for our stockholders	Manage Royal Gold in a responsible and sustainable manner and in the best interests of stockholders, employees, and other stakeholders	Maintain our reputation for management excellence and financial performance
When designing executive compensation, the CNG Committee seeks to achieve the following objectives:
■ Attract and retain the highest caliber personnel on a long-term basis
■ Align management’s interests with the advancement of long-term, sustainable stockholder value
■ Provide incentive compensation based on company performance on key financial, operational, and strategic goals
■ Encourage creativity and innovation
■ Discourage excessive risk-taking behavior
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PROPOSAL 2: Executive Compensation
Linking Compensation to Business Strategy
Our executives are responsible for driving corporate performance. Because of this, we design our executive compensation program so that it strongly correlates to our corporate performance. We use many of the same performance measures for our compensation programs as we use to chart corporate strategy and evaluate our success in achieving that strategy.
Performance Measure	Description	Strategic Link	Element of Compensation
Gross GEO Production(1)	Gross GEO Production (holding metal price constant) vs. budget	Gold-focused portfolio; capital deployment; growth	Short-term incentive
Net GEOs in Reserves and M&I Resources(2)	GEOs calculated using budgeted metal prices	Gold-focused portfolio; capital deployment; growth
Expense Control— Adjusted Cash G&A Expense(3)	Measures management’s ability to manage our business in a cost-efficient manner	Financial flexibility and discipline
ESG Achievements	Measures management’s ability to implement and maintain sound environmental, social, and governance (“ESG”) practices that support the long-term sustainability of our business	Sustainability
Business Integrity	Measures sufficiency of liquidity; effectiveness of internal financial controls; effectiveness of cyber risk prevention; and portfolio health and asset valuation	Financial flexibility and discipline; portfolio management
Individual Performance	Measures progress on management development, investment stewardship initiatives, succession planning, and other established performance metrics
TSR Relative to Certain Enumerated Precious Metals Companies	Measures the value created for our stockholders as compared to others in our industry	Stockholder returns	Performance shares

(1)
Gross GEO Production equals (a) our revenue, adjusted to keep metal prices constant at budgeted metal prices, divided by (b) the budgeted gold price.

(2)
Net GEOs in Reserves and M&I Resources equals the sum of our estimated mineral reserves and measured and indicated mineral resources (measured for producing and development properties only), net of our cost of sales, divided by the budgeted gold price. Our mineral reserves and mineral resources and our cost of sales are adjusted to keep metal prices constant at budgeted metal prices. The target and award amounts were determined by reference to the change in net GEOs in reserves and M&I resources from December 1, 2022 to November 30, 2023.

(3)
Adjusted Cash G&A Expense equals our cash general and administrative expense less (a) litigation expenses, (b) charitable contributions (unless in excess of the budgeted amount), and (c) other extraordinary items, if any.

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PROPOSAL 2: Executive Compensation
Compensation Governance
Our executive compensation program is designed to align with governance best practices and the long-term interests of our stockholders. We believe these practices, some of which are in response to feedback from our stockholders, were key to receiving voter support of 98% for our executive compensation program at our 2023 annual meeting of stockholders.
Approval of our executive compensation at last year’s annual meeting

The following are representative practices that we do and do not employ:
What We Do

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Pay for performance with a large portion of our CEO’s and other NEOs’ total direct compensation representing variable or at-risk compensation

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Use multiple, challenging performance measures tied to our strategic objectives for our short-term incentive program

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Apply a performance measure linked to relative TSR to all performance shares, with performance shares representing half of long-term incentive award values

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Establish target and maximum awards in short- and long-term incentive programs

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Use a formulaic scorecard to determine objective short-term incentives and CNG Committee approval for other short-term incentives

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Use a mix of restricted shares and performance shares under our long-term incentive program intended to motivate performance over multiple time horizons and balance the overall risk-reward relationship

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Use a peer group of gold-focused companies to benchmark performance and compensation levels

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Target NEO total compensation at or near the median of our peer group while also taking into account experience, tenure and performance

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Require executive officers to meet robust stock ownership guidelines to align their interests with the interests of our other stockholders

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Apply double-trigger vesting for equity awards in the event of a change of control

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Engage with stockholders on a variety of topics, including investment stewardship and diversity

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Regularly monitor our executive compensation program to assess and mitigate compensation-related risks

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Maintain independence of the CNG Committee and engage an independent compensation consultant that reports directly to the CNG Committee

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Subject all cash and equity-based incentive compensation to a clawback policy in the event of an accounting restatement or improper conduct

What We Do Not Do

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Guarantee salary increases, annual short-term incentive payments, or long-term incentive opportunities

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Provide excessive perquisites

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Permit repricing of stock options without stockholder approval

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Provide excise tax gross-ups, including for change-of-control payments

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Permit executive officers to hedge or pledge our stock

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Maintain a defined benefit pension plan or any special executive retirement plans

2024 Proxy Statement	41

PROPOSAL 2: Executive Compensation
Elements of Total Direct Compensation
Our executive compensation program consists of base salary, a short-term cash incentive, long-term equity incentive awards, and modest fixed benefits. The CNG Committee is of the view that total direct compensation for NEOs should generally be set within 15% of the median of our peer group based on level of experience. The majority of target compensation is performance-based and not guaranteed. We emphasize the use of long-term equity to incentivize our executives, and our stock ownership guidelines require our executives to maintain significant equity holdings to better align their interests with the interests of our stockholders.
Element	Type	Objective of Compensation Element
Base Salary	Fixed
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Provides fixed compensation based on an individual’s skills, experience and proficiency, market competitive data, and the relative value of the individual’s role within the Company

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Attracts and retains executive talent and helps the Company remain competitive in our industry

Short-term Incentive Awards	Variable
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Rewards annual Company performance

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Aligns participants’ compensation with short-term financial and operational objectives specific to each calendar year

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Motivates participants to meet or exceed internal and external performance expectations

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Recognizes individual contributions to the Company’s results

Long-term Incentive Awards —Restricted Shares —Performance Shares	Variable
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Rewards long-term performance, directly aligned with stockholder interests

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Provides a strong performance-based equity component

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Recognizes and rewards share performance relative to industry peers through performance shares based on relative TSR performance

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Aligns compensation with sustained long-term value creation

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Allows executives to acquire a meaningful and sustained ownership stake

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Fosters executive retention by vesting awards over multiple years

Base Salary
Base salary is the fixed cash amount paid to an executive to perform his or her job duties. The CNG Committee reviews base salaries annually and retains an independent compensation consultant to benchmark salaries and other elements of compensation against our peer group every other year. When setting 2023 executive compensation in March 2023, the CNG Committee relied on market information presented in January 2023 by the Compensation Consultant. The CNG Committee also takes into account the recommendations of Mr. Heissenbuttel, our CEO, with respect to salary adjustments for executives who report to him.
In general, base salaries are targeted at or near the median of our peer group, while also taking into account level of experience and performance. For Messrs. Heissenbuttel, Libner, and Shefman, who were appointed to their current roles in January 2020, the CNG Committee has taken an incremental approach to market adjustments to their salaries so that their total direct compensation has approached the median over the three-year period after their appointment. This same approach is being taken with Dr. Raffield, who took over the responsibilities of our principal operating officer in September 2023 upon the retirement of Mr. Isto.
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PROPOSAL 2: Executive Compensation
Mr. Breeze is paid in Swiss francs. Mr. Isto was paid in Canadian dollars. You can find information about our methodology for converting their base salaries into U.S. dollars in the Summary Compensation Table beginning on page 54.
Named Executive Officer Base Salaries
Name	Title	Base Salary at the End of 2022	Base Salary for 2023	Market Adjustment
William Heissenbuttel	President and CEO	$ 777,000	$ 865,000	11.3%
Daniel Breeze(1)	SVP, Corporate Development, RGLD Gold AG	CHF 413,000	CHF 445,000	7.7%
Paul Libner	SVP and CFO	$ 388,500	$ 463,000	19.2%
Martin Raffield(2)	SVP, Operations	$ 335,000	$ 415,000	23.9%
Randy Shefman	SVP and General Counsel	$ 388,500	$ 448,000	15.3%
Mark Isto(3)	Former EVP and COO, Royal Gold Corporation	C$ 703,000	C$ 745,000	6.0%

(1)
Mr. Breeze’s cash compensation is paid in Swiss francs. The amounts in U.S. dollars equivalent as of December 31, 2022, and December 31, 2023, are $432,800 and $495,411, respectively. See footnote 4 to the Summary Compensation Table for more information.

(2)
Dr. Raffield’s base salary was increased from $368,300 to $415,000, effective September 14, 2023, in connection with his assumption of the role of principal operating officer upon Mr. Isto’s retirement.

(3)
Mr. Isto’s cash compensation was paid in Canadian dollars. The amounts in U.S. dollars equivalent as of December 31, 2022, and December 31, 2023, are $540,500 and $552,100, respectively. See footnote 5 to the Summary Compensation Table for more information.

Short-Term Incentive Awards
Short-Term Incentive Program
The CNG Committee uses a formulaic scorecard that sets predetermined financial, operational, strategic, investment stewardship, business integrity, and individual performance measures for determining awards of short-term incentives. These performance measures may be objective or subjective, depending on the nature of the measure. For example, measures tied to financial metrics are objective, while measures tied to investment stewardship, business integrity and individual performance allow for judgment on the part of the CNG Committee. Our CNG Committee continues to believe that the short-term incentive program should have non-financial, non-formulaic elements that allow for positive or negative compensation adjustment based on qualitative performance assessments.
The CNG Committee believes the scorecard is transparent, uses measures that are understood by our executives and stockholders, and aligns executive pay with our performance.
In March 2023, the CNG Committee established a short-term incentive target for each executive based on a percentage of the executive’s salary for 2023. The short-term incentive targets of 100% of base salary (the midpoint of the range of 75% to 125%) for Mr. Heissenbuttel and 75% of base salary (the midpoint of the range of 60% to 90%) for other NEOs were consistent with the targets set in prior fiscal years, and were considered by the CNG Committee, based on the market survey provided by the Compensation Consultant, to be competitive with our peers.
The CNG Committee also approved various performance measures tied to corporate and individual performance and established threshold, target, and maximum performance goals for each objective measure. Payout under our short-term
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PROPOSAL 2: Executive Compensation
incentive program can range from zero if no threshold goals are achieved to 180% of an NEO’s short-term incentive target if each maximum goal was achieved. In general, the CNG Committee sets performance goals based on the following guideposts:
Threshold	Target	Maximum
Threshold performance goals are set to the minimum acceptable performance level, below which performance is not worthy of variable compensation	Target performance goals are generally consistent with our annual budget and strategic plan, but are challenging to achieve	Maximum performance goals require significant effort to achieve; they are exemplary performance levels that exceed targets and are worthy of payout up to a maximum 180% of target
Short-Term Incentive Scorecard Actual
Our 2023 short-term incentive program consisted of five categories of goals that were key to our continued success. These goals are summarized in the table below. In February 2024, the CNG Committee evaluated our corporate performance against each preestablished performance measure.
Performance Measure	Weight	Threshold (0% payout)	Target (100% payout)	Maximum (180% payout)	% of Target Achieved
Gross GEO Production(1) as compared to budget, holding metal prices constant	22.5%	20% below budget	At budget	20% over budget	70%
Net GEOs in Reserves and M&I Resources(2) compared to budget, using budgeted metal prices	15%	10% below budget	At budget	10% above budget	129%
Adjusted Cash G&A Expense(3) as compared to budget	10%	10% above budget	At budget	15% below budget	120%
ESG Achievements to support the long-term sustainability of our business	20%	CNG Committee assessment			100%
Business Integrity including sufficiency of liquidity for new investments, effectiveness of internal financial controls and cyber risk prevention, and portfolio health and asset valuation	7.5%	CNG Committee assessment			100%
Individual performance against preestablished goals	25%	CNG Committee and CEO assessment of individual performance			Varies (see table below)
Total	100%

(1)
Gross GEO Production equals (a) our revenue, adjusted to keep metal prices constant at budgeted metal prices, divided by (b) the budgeted gold price. Budgeted metal prices for 2023 were $1,825 per ounce for gold, $22.50 per ounce for silver and $3.80 per pound for copper. For 2023, our Gross GEO Production was 315,714 ounces, compared to budgeted Gross GEO Production of 337,000 ounces.

(2)
Net GEOs in Reserves and M&I Resources equals the sum of the Company’s estimated mineral reserves and mineral resources (for producing and development properties only), net of our cost of sales, divided by budgeted metal price of  $1,825 per ounce for gold. Our mineral reserves and mineral resources and our cost of sales are adjusted to keep metal prices constant at budgeted metal prices of  $1,825 per ounce for gold, $22.50 per ounce for silver, and

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PROPOSAL 2: Executive Compensation
$3.80 per pound for copper. The target and award amounts were determined by reference to the change in net GEOs in reserves and M&I resources from December 1, 2022 to November 30, 2023. For 2023, the Company recognized 8,264,000 actual net GEOs in reserves and M&I resources from producing and development properties as of November 30, 2023, compared to 8,030,000 net GEOs in reserves and M&I resources as of December 1, 2022.
(3)
Adjusted Cash G&A Expense equals our cash general and administrative expense less (a) litigation expenses, (b) charitable contributions (unless in excess of the budgeted amount), and (c) other extraordinary items, if any. For 2023, Adjusted Cash G&A Expense was $27.8 million, compared to budgeted Adjusted Cash G&A Expense of $28.7 million.

Short-Term Incentive Award Assessments
In February 2024, our CNG Committee determined payouts for our NEOs under our short-term incentive program based on the Company’s performance and individual performance. In assessing Royal Gold’s performance, the CNG Committee determined that our performance exceeded target on the following metrics: (1) Net GEOs in Reserves and M&I Resources grew during the year, resulting in a payout of 129% of target; and (2) Expense Control/Adjusted Cash G&A Expense exceeded target, resulting in a payout of 120% of target. However, Gross GEO Production did not reach the target, resulting in a payout of 70% of target on that metric.
With respect to the ESG Achievements metric to support the long-term sustainability of our business, the CNG Committee approved a payout of 100% of target based on issuance of the ESG Report in April 2023, advancement of other investment stewardship reporting measures during the year, support for educational opportunities in the mining industry with two new university scholarships, and the maintenance of carbon neutrality with respect to emissions associated with the Company’s direct corporate operations.
With respect to the Business Integrity metric, the CNG Committee approved a payout of 100% of target based on the Company’s improved liquidity and an assessment of the effectiveness of internal financial controls and cyber risk prevention efforts.
The CNG Committee evaluated Mr. Heissenbuttel’s performance against his individual performance measures. The CNG Committee and Mr. Heissenbuttel evaluated the performance of our other NEOs against their individual performance measures. Individual performance goals for Mr. Heissenbuttel related to corporate strategy, stockholder engagement, expanded investment stewardship efforts, employee health and safety, and succession planning. Individual performance goals for the other NEOs covered specific tasks relating to their areas of responsibility and covered topics such as asset management, business development efforts, expanded investment stewardship efforts, or cost reductions, depending on the NEO.
The following tables show the payouts for the year ended December 31, 2023, for our NEOs.
Performance Versus Pre-established Performance Measures
Performance Measure	% of Target Achieved	Weight	Heissenbuttel	Breeze	Libner	Raffield	Shefman
Gross GEO Production	70%	22.5%	15.7%	15.7%	15.7%	15.7%	15.7%
Net GEOs in Reserves and M&I Resources	129%	15.0%	19.4%	19.4%	19.4%	19.4%	19.4%
Adjusted Cash G&A Expense	120%	10.0%	12.0%	12.0%	12.0%	12.0%	12.0%
ESG Achievements	100%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%
Business Integrity	100%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%
Individual Performance	varies	25.0%	25.0%	28.0%	26.3%	28.0%	28.0%
Individual Score			99.6%	102.6%	100.9%	102.6%	103.5%
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PROPOSAL 2: Executive Compensation
Short-Term Incentive Awards Made for 2023
Measure for 2023	Heissenbuttel	Breeze	Libner	Raffield	Shefman
Target	$865,000	CHF333,750	$347,250	$286,753(1)	$336,000
Individual Score	99.6%	102.6%	100.9%	102.6%	103.5%
Actual Short-Term Incentive	$862,000	CHF342,000	$350,000	$294,000	$348,000

(1)
Dr. Raffield’s base salary was increased in September 2023 in connection with his assumption of the role of principal operating officer. Dr. Raffield’s target short-term incentive award, which was set at 75% of his base salary, was prorated based on the portion of the year at each level of base salary.

Long-Term Incentive Awards
Program Design
Long-term incentive compensation is designed to encourage executives to manage our business for the long term by delivering a significant portion of each executive’s potential total direct compensation at a future date.
Awards during 2023 were consistent with compensation program modifications implemented since August 2021 by our CNG Committee, following the recommendations of our Compensation Consultant, designed to simplify our long-term incentive program in a way that aligns with stockholder expectations and competitive market practices and to remove overlap between the performance measures under our short- and long-term incentive programs.
Types of Awards
Grants of annual long-term incentive awards for executives for 2023 were split equally between restricted shares and TSR performance shares.
Restricted Shares
Awards of restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) focus on retention by securing the long-term commitment of our executives. RSAs and RSUs granted in March 2023 vest ratably over three years. In August 2021, the CNG Committee changed the vesting schedule for restricted stock grants from vesting on the third, fourth and fifth anniversaries of the date of grant to vesting on the first, second and third anniversaries, as the delayed ratable vesting was not consistent with market practices. Our U.S.-based executives receive RSAs, and our executives based in Canada and Switzerland receive RSUs. RSAs are treated as issued and outstanding shares of common stock with voting and dividend rights. RSUs are not issued and outstanding shares upon which the grantee may vote or receive dividends; however, grantees are entitled to a cash payment (or dividend equivalent) in the amount of declared dividends at the time dividends are paid.
Performance Shares
Performance shares are intended to incentivize the achievement of long-term share price appreciation. Performance shares vest after three years only if we achieve a TSR compared to the TSRs of certain enumerated precious metals companies between defined threshold and maximum levels over that three-year period. No performance shares vest if the threshold goal is not met. Performance shares vest by linear interpolation within a range from zero shares if the threshold goal is met, to 100% if the target goal is met, and then to 200% if the maximum goal is met or exceeded. For all performance shares, the grantee must be in continuous service from the grant date through any vesting date to receive any shares. If the performance goals are not achieved during this period, the shares expire unvested for non-attainment.
Performance shares are not issued and outstanding shares upon which the grantee may vote or receive dividends. Performance shares vest only if the CNG Committee determines that the underlying performance goals are met and the service condition is satisfied. Vested performance shares are settled in shares of our common stock.
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PROPOSAL 2: Executive Compensation
In August 2021, the CNG Committee eliminated performance measurement periods of less than three years for performance shares. Performance shares granted in 2023 vest at the end of three years subject to our relative TSR and the executive’s continued service.
Our TSR performance group is a customized group of companies comparable to Royal Gold with respect to geography (TSR group is limited to North American companies), capitalization (TSR group includes companies with over a $1.5 billion market capitalization or enterprise value, with two exceptions for 2023), and a gold focus. For 2023, our CNG Committee revised the TSR performance peer group to remove Yamana Gold Inc. and Wesdome Gold Mines Ltd. and to add Equinox Gold Corp., Coeur Mining, Inc. and IAMGOLD Corporation. See “Peer Group Used for TSR Performance Benchmarking” on page 50.
Value of Awards Granted
The CNG Committee, informed by market information presented in March 2023 by the Compensation Consultant, set equity award values for executives in March 2023 taking into account the following factors:
■
The CNG Committee generally sets the value of long-term equity awards at 225%-300% of base salary for our CEO and at 125%-200% of base salary for other NEOs and at an amount that results in targeted total direct compensation within 15% of the median of our peers, depending on the NEO’s experience.

■
The CNG Committee returned to granting full-year equity awards in March 2023 and plans to grant full-year target equity values in the future. In connection with the change to the Company’s fiscal year end from June 30 to December 31, effective December 31, 2021, the CNG Committee determined that target awards for the year ended December 31, 2022, when combined with the target awards granted during the six-month transition period ended December 31, 2021, would reflect 18 months of value to reward and incentivize long-term performance directly aligned with stockholder interests. The CNG Committee granted full-year target equity values in August 2021 for the six-month 2021 Transition Period and half-year target equity values for equity grants in March 2022 for the year ended December 31, 2022.

Name	Target Value of 2021 Transition Period Equity Grants(1)	Target Value of 2022 Equity Grants (50% Value)(2)	Target Value of 2023 Equity Grants(3)	Percentage Change— Annualized 2022 to 2023(4)
Heissenbuttel	$2,250,000	$1,020,000	$2,380,000	17%
Breeze	$ 736,000	$ 364,000	$ 722,000	(1)%
Libner	$ 750,000	$ 316,000	$ 880,000	39%
Raffield(5)	$ —	$ 272,000	$ 552,000	1%
Shefman	$ 750,000	$ 316,000	$ 784,000	24%
Isto	$ 914,000	$ 454,000	$1,210,000	33%

(1)
Reflects full-year target value of grants made for the six-month 2021 Transition Period.

(2)
Reflects half-year target value grants made for 2022.

(3)
Reflects full-year target value of grants made for 2023.

(4)
Reflects percentage change from the annualized target value of the 2022 grants to the target value of the 2023 grants.

(5)
Dr. Raffield received additional grants in September 2023 in connection with his assumption of the role of principal operating officer, increasing the target value of his 2023 grants to $593,000, a 9% increase over the annualized target value of his 2022 grants.

Vesting of Previously Granted Awards
Performance shares granted in 2021, 2022, and 2023 vest based on three-year performance periods ending June 30, 2024, December 31, 2024, and December 31, 2025, respectively.
Performance shares granted in 2018, 2019 and 2020 were subject to vesting conditions during 2023. These awards had the following characteristics:
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PROPOSAL 2: Executive Compensation
■
GEO Performance Shares (“GEO Shares”)—50% of an executive’s performance shares granted in each year vest only if we grow annual net GEOs between defined threshold and maximum growth levels prior to the end of the fifth fiscal year following the grant date. Growth in annual net GEOs was designed to measure our success in growing our business, whether by acquiring new streams and royalties or reserve expansion by our mine operators. Net GEOs are calculated in the same manner as for short-term incentive awards, as described above, but with prices unique to each calculation.

■
TSR Performance Shares (“Old TSR Shares”)—50% of an executive’s performance shares granted in each year vest only if we achieve a TSR compared to the TSRs of certain precious metals companies between defined threshold and maximum levels. Old TSR Shares are evaluated over defined one- and three-year measuring periods; relative TSR measures the value created for our stockholders over one- and three-year periods.

All performance shares vest by linear interpolation within a range from zero shares if the threshold goal is met, to 100% if the target goal is met, and then to 200% if the maximum goal is met or exceeded. For all performance shares, the grantee must be in continuous service from the grant date through any vesting date to receive any shares. Any performance shares that remain unvested after the last applicable vesting date expire unvested.
GEO Shares Goal: For each award, the goal is to add, within five fiscal years after any grant date, a specific number of net GEOs over a set baseline of net GEOs.
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PROPOSAL 2: Executive Compensation
The vesting of GEO Shares awarded annually in August of 2018 through 2020 is summarized below:
GEO SHARES VESTING THROUGH DECEMBER 31, 2023
Grant Date	Incremental Percentage of Target GEO Shares Vesting During 12 Months Ended:		Vesting Result	Cumulative Percentage of Target GEO Shares Vested
August 2018	6/30/2019	0%	No Vesting	0%
	6/30/2020	0%	No Vesting	0%
	6/30/2021	0%	No Vesting	0%
	6/30/2022	0%	No Vesting	0%
	6/30/2023	0%	No Vesting	0%
August 2019	6/30/2020	0%	No Vesting	0%
	6/30/2021	0%	No Vesting	0%
	6/30/2022	11%	Between threshold and target	11%
	6/30/2023	0%	No Vesting	11%
August 2020	6/30/2021	28%	Between threshold and target	28%
	6/30/2022	33%	Between threshold and target	61%
	6/30/2023	0%	No Vesting	61%
Old TSR Shares Goal for Performance Shares Awarded Prior to August 2021: Achieve the highest percentile in TSR among certain enumerated precious metals companies for defined one- and three-year periods:
■
50% of the Old TSR Shares are evaluated for the three-year measuring period ending on June 30 of the third fiscal year after the grant date

■
50% of the Old TSR Shares are evaluated for vesting in equal one-third increments for each one-year measuring period ending on June 30 of the first, second, and third fiscal years after the grant date

Vested Old TSR shares are settled in shares of common stock following June 30 of the third fiscal year after the grant date, when and if the CNG Committee determines that the relative TSR goal has been met.
TSR Shares Goal for Performance Shares Awarded During and After August 2021: Achieve the highest percentile in TSR among certain enumerated precious metals companies for the defined three-year period:
■
100% of TSR shares are evaluated for the three-year measuring period ending on June 30 for the awards granted in August 2021 and the three-year measuring period ending December 31 for the awards granted during and after March 2022

Vested TSR shares are settled in shares of common stock when and if the CNG Committee determines that the relative TSR goal has been met.
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PROPOSAL 2: Executive Compensation
TSR PERFORMANCE SHARES VESTING THRESHOLDS
Metric	TSR	Vesting
For awards granted prior to August 2021
Threshold	Less than 50th percentile	0% of target shares awarded
Target	75th percentile	100% of target shares awarded
Maximum	100th percentile	200% of target shares awarded
For awards granted during or after August 2021
Threshold	Less than 35th percentile	0% of target shares awarded
Target	60th percentile	100% of target shares awarded
Maximum	85th percentile	200% of target shares awarded
TSR SHARES VESTING THROUGH DECEMBER 31, 2023
Grant Date	Tranche	Percentile Achieved	CNG Committee Vesting Determination
August 2020	1 year, tranche 1	59th	Percentile between threshold and target; 36% of shares vested
	1 year, tranche 2	84th	Percentile between threshold and target; 136% of shares vested
	1 year, tranche 3	33rd	Percentile between threshold and target; 0% of shares vested
	3 year	71st	Percentile between threshold and target; 84% of shares vested
August 2021	3 year	N/A	Not yet subject to evaluation
March 2022	3 year	N/A	Not yet subject to evaluation
March 2023	3 year	N/A	Not yet subject to evaluation
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PROPOSAL 2: Executive Compensation
Executive Compensation Process
OVERALL PROCESS The CNG Committee leads the annual executive compensation process, with involvement from its independent Compensation Consultant and management.
Roles and Responsibilities in the Annual Executive Compensation Process
CNG Committee
■
Consists of three independent directors in accordance with securities laws and Nasdaq listing rules

■
Oversees administration of policies governing executive compensation

■
Reviews stockholder feedback and trends in executive compensation design

■
Reviews and sets compensation philosophy, objectives, and design and reviews any updates or changes with the Board annually

■
Ensures alignment with strategic goals and stockholder value through establishment of performance measures and goals consistent with our strategy and long-term value creation for stockholders

■
Determines whether performance measures are met

■
Conducts annual assessment of CEO performance, with input from all independent directors

■
Determines CEO compensation outside the presence of CEO and other management

■
Considers, without being bound by, input from independent Compensation Consultant and CEO on executive compensation

■
Determines executive compensation, other than for CEO, with input from CEO

Management	■ Provides input to CNG Committee on strategy and program design ■ Develops initial recommendations for short- and long-term incentives based on achievement of performance measures
Independent Compensation Consultant
■
Retained annually by CNG Committee; independence determined annually by CNG Committee

■
Performs work at direction and under supervision of CNG Committee

■
Provides expertise on compensation design, market practices, peer group construction, and benchmarking

■
Benchmarks executive officer and director compensation in alternating years

■
Provides in-depth review of and recommendations for compensation framework and design

The CNG Committee assessed the independence of the Compensation Consultant under Nasdaq listing standards and SEC rules and concluded that no conflict of interest existed that would have prevented the Compensation Consultant from serving as an independent consultant to the CNG Committee.
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PROPOSAL 2: Executive Compensation
The Compensation Consultant reports directly to the CNG Committee and assisted with the preparation of the compensation disclosures, including the pay-versus-performance disclosures, during 2023.
The CNG Committee is responsible for making all equity grants. Our management does not have the authority to make any equity grants.
Peer Group Used for Compensation Benchmarking
The CNG Committee reviews and selects executive compensation peers based primarily on similar industry profile and size as measured by market capitalization. Our compensation peer group includes our closest direct streaming and royalty competitors, as well as comparably sized gold and silver mining companies.
Company	Primary Industry	Market Capitalization as of December 31, 2023 ($ in millions)
Agnico Eagle Mines Limited	Gold	$27,210
Alamos Gold Inc.	Gold	$ 5,355
B2Gold Corporation	Gold	$ 4,126
Eldorado Gold Corporation	Gold	$ 2,653
Franco-Nevada Corporation	Gold	$21,351
Hecla Mining Company	Gold	$ 2,933
Kinross Gold Corporation	Gold	$ 7,456
Osisko Gold Royalties	Gold	$ 2,651
Pan American Silver Corporation	Silver	$ 5,969
SSR Mining Inc.	Gold	$ 2,195
Wheaton Precious Metals Corporation	Gold	$22,423
75th Percentile		$14,404
Median		$ 5,355
25th Percentile		$ 2,793
Royal Gold, Inc.	Gold	$ 7,946
Percentile Ranking		67%
Data source for market capitalization amounts is S&P CapitalIQ.
The CNG Committee reviews and considers peer data on several compensation elements, including base salary, short-term incentives, long-term incentives, and total direct compensation. The CNG Committee changed the peer group used for executive compensation benchmarking for 2023 as follows: Centerra Gold Inc. and IAMGOLD Corporation were removed due to the significant reduction in market capitalization; Yamana Gold Inc. was removed because it had agreed to be acquired and would cease to be a public company; and Alamos Gold Inc., Hecla Mining Company and SSR Mining Inc. were added as more appropriate peers.
Peer Group Used for TSR Performance Benchmarking
For long-term incentive compensation purposes, the CNG Committee selected a broader comparison group to measure relative TSR performance, reflecting the broader competitive landscape for investors. The CNG Committee accordingly granted 2023 performance shares that measure our TSR performance against each of the companies in the table above excluding Pan American Silver Corporation and Hecla Mining Company and including the following companies: Newmont Corporation, Barrick Gold Corporation, Equinox Gold Corp., Coeur Mining, Inc., Centerra Gold Inc., Sandstorm Gold Royalties, and IAMGOLD Corporation.
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PROPOSAL 2: Executive Compensation
Other Key Compensation Practices
Employment Agreements
We have entered into employment agreements with each of our executives. Under these agreements, we offer certain post-employment payments and benefits to our executives upon the occurrence of specified events. We believe these arrangements better enable us to offer competitive total compensation packages to our executives and promote the ongoing retention of these executives when considering potential transactions that may create uncertainty as to their future employment with us. None of the employment agreements provide for excise tax gross-ups in a change of control.
CEO Employment Agreement
Our employment agreement with Mr. Heissenbuttel provides that he will serve as our President and CEO and that our Board will continue to nominate him for reelection as a director. The agreement had an initial one-year term beginning on January 2, 2020, and automatically renews for four consecutive one-year periods unless either party timely elects for nonrenewal. Under the agreement, Mr. Heissenbuttel is entitled to an annual base salary of at least $650,000, which may be increased annually as determined by our Board or CNG Committee. Mr. Heissenbuttel’s base salary for 2023 was $865,000. Mr. Heissenbuttel is also eligible to participate in our short-term incentive and long-term equity programs, as well as other employee benefits made available to similarly situated executives. Mr. Heissenbuttel is entitled to severance benefits in connection with a termination of employment with or without a change of control as described below under “Potential Payments Upon Termination or Change of Control” on page 60. Mr. Heissenbuttel is prohibited from competing against us or soliciting our employees, customers, or business relationships for 12 months following termination of his employment.
Employment Agreements for Other NEOs
We have entered into an employment agreement with each of our other NEOs. The agreement for Mr. Breeze is between him and our wholly owned subsidiary, RGLD Gold AG. His agreement began on January 1, 2019, and has an indefinite term. The agreements with Messrs. Libner and Shefman had an initial one-year term beginning on January 2, 2020, and the agreement for Dr. Raffield had an initial one-year term beginning on January 3, 2022, and each of these agreements automatically renews for four consecutive one-year periods unless either party timely elects for nonrenewal. Each NEO is entitled to a minimum annual base salary, which salary may be increased annually as determined by our Board or CNG Committee. Each NEO is also eligible to participate in our short-term incentive and long-term equity programs, as well as other employee benefits made available to similarly situated executives. Each NEO is entitled to severance benefits in connection with a termination of employment with or without a change of control as described below under “Potential Payments Upon Termination or Change of Control” on page 60. Each NEO is prohibited from competing against us or soliciting our employees, customers, or business relationships for 12 months following termination of his employment.
Retirement and Consulting Agreements for Mark Isto
On September 14, 2023, Mr. Isto and the Company entered into a Retirement Letter Agreement (the “Retirement Letter Agreement”) and a Consulting and Confidentiality Agreement (the “Consulting Agreement,” and, together with the Retirement Letter Agreement, the “Isto Agreements”). Pursuant to the terms of the Isto Agreements, Mr. Isto is providing consulting services from his retirement date through August 31, 2024, with an option for the parties to extend the term of the Consulting Agreement upon mutual agreement.
For as long as Mr. Isto continues to provide consulting services to the Company pursuant to the terms of the Consulting Agreement, he (1) will receive an hourly rate of the Canadian dollar equivalent US$125/hour as of September 14, 2023, for up to a maximum of 64 hours per calendar month and Canadian dollar equivalent of US$100/hour as of September 14, 2023, for each hour in excess of 64 hours per calendar month, and reimbursement for reasonable expenses incurred in connection with his services, and (2) will retain and be eligible to vest in his rights in unvested restricted stock units and unvested performance shares. All of Mr. Isto’s unvested stock units and unvested performance shares that remain unvested as of the date of termination of the Consulting Agreement will be forfeited.
2024 Proxy Statement	53

PROPOSAL 2: Executive Compensation
Benefit Programs
Benefit programs for our executives are common in design and purpose to the programs offered to all of our employees in the U.S., Canada, and Switzerland. Executives can also participate in various health and welfare benefit programs to the extent appropriate in the country of employment under applicable laws. We share the cost of certain health and retirement benefit programs with all of our employees. We also offer, directly or indirectly, retirement plans for all of our employees. The U.S. plan is a Salary Reduction/Simplified Employee Pension Plan (“SARSEP Plan”), in which all U.S. employees are eligible to participate. The Canadian plan is a Group Registered Retirement Savings Plan (“Group RRSP”), in which all Canadian employees are eligible to participate. The SARSEP Plan and Group RRSP are voluntary plans. The plan for Swiss employees is regulated by Swiss statutes, is mandated for all Swiss employees within defined limits, and provides for employees’ retirement, survivors, and disability insurance (“Pension Plan”).
The SARSEP Plan and Group RRSP allow employees to reduce their pre-tax salary, subject to certain regulatory limitations, and to put this money into a tax-deferred investment plan. We may make non-elective contributions to the employee’s SARSEP Plan and Group RRSP up to 7% of an individual’s annual salary and short-term incentive, subject to limits. Employer contributions to the employee’s SARSEP Plan or Group RRSP are immediately 100% vested. Total employee and employer contributions to the SARSEP Plan and Group RRSP are subject to annual regulatory limitations. Our Swiss subsidiary pays approximately 50% of the contributions to the Pension Plan according to the applicable regulations of the pension scheme provider. The contribution due is a percentage of the relevant covered salary and depends on the age of the Swiss employee.
We do not generally provide perquisites or other special benefits to executives that are not available to all of our employees.
Executive Stock Ownership Guidelines
Our Stock Ownership Guidelines encourage our executive officers to achieve and maintain a minimum investment in our stock. We believe these guidelines incentivize our executive officers to focus on improving long-term stockholder value and align our executive officers’ interests with the interests of stockholders generally. The requirement is set as a number of shares with a dollar value that is equivalent to a multiple of the executive officer’s base salary. Unearned performance shares and unexercised stock options and stock-settled stock appreciation rights (“SARs”) are not considered owned for purposes of the requirement.
There is no timeframe in which executive officers must meet ownership targets. Each executive officer must, however, hold 50% of the shares acquired under any equity grant, net of shares withheld or sold to cover taxes, until the executive officer reaches the ownership requirement. If a significant decline in Royal Gold’s stock price, a recoupment of incentive compensation under our clawback policy, or other event approved by the Board causes an individual’s holdings to fall below the applicable threshold, the executive will not be required to purchase additional shares to meet the threshold but must refrain from selling shares until the threshold has again been achieved.
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PROPOSAL 2: Executive Compensation
Compliance is evaluated as of December 31 of each year using the 30-day volume weighted average stock price for the period ending on December 31 of such year. As shown in the table below, all of our NEOs were in compliance with the ownership requirements as of December 31, 2023, other than Dr. Raffield, who joined Royal Gold in January 2022 and became an executive officer in September 2023.
Executive	Guideline Value of Common Stock to be Owned	Holdings as of December 31, 2023	Actual Value Owned as of December 31, 2023*
William Heissenbuttel	4x Salary	96,490	13.3x Salary
Daniel Breeze	2x Salary	12,170	3.1x Salary
Paul Libner	2x Salary	15,872	4.1x Salary
Martin Raffield	2x Salary	3,508	1.0x Salary
Randy Shefman	2x Salary	9,973	2.7x Salary

*
Actual values were calculated using the 30-day volume weighted average stock price as of December 31, 2023, of $119.36 per share, pursuant to our Stock Ownership Guidelines.

Clawback Policy
In November 2023, our CNG Committee and Board approved amendments to our Incentive Compensation Recoupment Policy (or clawback policy) to comply with the newly adopted Nasdaq listing requirements regarding the recoupment of incentive-based compensation in connection with an accounting restatement. The amended policy retained the discretionary, fault-based policy for improper conduct but expanded it to cover all executive officers.
The policy provides that, if we undertake an accounting restatement, the Board will recoup any incentive-based compensation received by current or former executive officers during the three completed fiscal years prior to the date the restatement determination is made that was in excess of what would have been received by the executive officers after giving effect to the restatement. In addition, if an executive officer has engaged in improper conduct that results in, or could reasonably be expected to result in, material financial harm to Royal Gold or its stockholders, material reputational risk to Royal Gold, or criminal proceedings against Royal Gold or its directors, officers, or employees, the Board may, in its sole discretion after evaluating the associated costs and benefits, recoup or take other action regarding any incentive-based compensation paid or granted during the previous three years to that executive officer. For purposes of the policy, improper conduct means an executive officer’s willful misconduct (including fraud, bribery, or other illegal acts) or gross negligence, including any failure to report properly, or to take appropriate remedial action with respect to, misconduct or gross negligence by another person.
Each of our executive officers as of January 1, 2024, has signed an acknowledgment agreeing to comply with the terms of the clawback policy.
Post-termination Compensation
We do not provide pension or other retirement benefits apart from the SARSEP Plan, the Group RRSP, and the Pension Plan, each described above. We provide certain post-termination benefits pursuant to the terms of our equity incentive plan and employment agreements described above under “Employment Agreements” on page 50 and below under “Potential Payments Upon Termination or Change of Control” on page 60. None of the employment agreements provide for excise tax gross-ups in a change of control.
Risk Assessment of Compensation Policies and Practices
We conducted an assessment of our compensation policies and practices, including our executive compensation program, to evaluate the potential risks associated with these policies and practices. We reviewed this assessment with
2024 Proxy Statement	55

PROPOSAL 2: Executive Compensation
the CNG Committee. We have concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices are reasonably likely to have a material adverse effect on Royal Gold.
In conducting this review, we considered the following attributes of our programs:
■
Mix of base salary, short-term incentive awards, and long-term equity compensation

■
Alignment between performance measures used under performance-based compensation and performance measures used by our Board to chart corporate strategy

■
Multiple performance measures under short-term incentive awards to avoid placing excessive emphasis on any single measure

■
Capped performance multipliers for short-term incentives and performance share awards

■
CNG Committee discretion to adjust compensation downward to reflect performance or other factors

■
Current equity vesting periods of up to three years designed to reward high-performing executives and key employees who drive long-term stockholder value

■
Benchmarking of compensation levels to ensure programs are consistent with industry practices

■
Internal controls that serve to preclude decisionmakers from taking excessive risk to earn the incentives provided under our compensation plans

■
CNG Committee oversight of compensation programs

■
Stock ownership guidelines that align the interests of executive officers with those of our stockholders generally

■
Clawback policy allowing for the recoupment of executive incentive-based compensation for accounting restatements or serious misconduct

2024 Proxy Statement	56

PROPOSAL 2: Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table summarizes information regarding the compensation of our NEOs for the years ended December 31, 2023 and December 31, 2022, the six-month 2021 Transition Period, and the fiscal year ended June 30, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William Heissenbuttel President and CEO	2023	865,000	—	862,000	2,507,551	—	47,506	4,282,057
	2022	777,000	—	949,000	1,298,851	—	35,689	3,060,540
	Stub 2021	375,000	—	460,000	2,303,817	—	9,395	3,148,212
	FY2021	670,000	—	570,000	1,133,532	635,796	32,956	3,042,284
Daniel Breeze(4) SVP Corporate Development, RGLD Gold AG	2023	495,441	—	380,766	761,710	—	50,877	1,688,794
	2022	432,800	—	399,288	464,679	—	32,615	1,329,382
	Stub 2021	222,650	—	205,254	752,297	—	22,292	1,202,493
	FY2021	419,100	—	269,500	456,366	255,750	42,877	1,443,593
Paul Libner SVP and CFO	2023	463,000	—	350,000	925,669	—	37,689	1,776,358
	2022	388,500	—	356,000	402,563	—	42,189	1,189,252
	Stub 2021	187,500	30,000	170,000	768,721	—	26,624	1,182,845
	FY2021	350,000	—	226,000	396,148	222,911	40,010	1,235,069
Martin Raffield SVP Operations	2023	382,337	—	294,000	626,160	—	37,224	1,339,721
Randy Shefman SVP and General Counsel	2023	448,000	—	348,000	825,377	—	40,189	1,661,566
	2022	388,500	—	356,000	402,563	—	36,097	1,183,160
	Stub 2021	187,500	—	172,000	768,721	—	20,943	1,149,164
	FY2021	335,000	30,000	218,000	333,421	187,719	30,719	1,134,859
Mark Isto(5) Former EVP and Chief Operating Officer, Royal Gold Corporation	2023	389,280	—	291,967	1,275,991	—	30,399	1,987,637
	2022	540,500	—	498,951	577,665	—	42,268	1,659,384
	Stub 2021	272,000	—	250,967	934,197	—	23,298	1,480,462
	FY2021	501,900	46,800	319,800	597,986	335,135	36,637	1,838,258

(1)
Amounts represent the grant date fair value of restricted shares and performance shares, calculated in accordance with financial statement reporting rules. You can find information about the assumptions used to calculate grant date fair values in Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. Grants made in March 2022 were based on half-year equity award values. Grants made in every other period were based on full-year equity award values. Performance shares are valued in the table

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PROPOSAL 2: Executive Compensation
above based on the probable outcome of the performance conditions on the grant date (100% of target performance). The grant date fair values of the performance shares, assuming target and maximum performance, for 2023 were as follows:
Name	At Target (#)	At Target ($)	At Maximum ($)
William Heissenbuttel	9,700	1,353,659	2,707,319
Dan Breeze	2,950	411,680	823,360
Paul Libner	3,580	499,598	999,196
Martin Raffield	2,250	313,993	627,986
	190(A)	24,301	48,602
Randy Shefman	3,190	445,172	890,345
Mark Isto	4,940	689,389	1,378,779

(A)
Dr. Raffield received additional grants when he assumed the role of principal operating officer upon Mr. Isto’s retirement on September 14, 2023, with substantially the same terms as the grants received by Dr. Raffield in March 2023. All references in this proxy statement to the March 2023 grants also include the additional grants made to Dr. Raffield in September 2023 except as otherwise noted.

(2)
Amounts represent the grant date fair value of stock options and SARs, calculated in accordance with financial statement reporting rules. You can find information about the assumptions used to calculate grant date fair values in Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. Our CNG Committee eliminated the granting of stock options and SARs in August 2021.

(3)
Amounts for 2023 include the following:

Name	Employer Retirement Plan Contributions ($)	Life and Disability Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)
William Heissenbuttel	45,817	864	825
Daniel Breeze	50,877	—	—
Paul Libner	36,000	864	825
Martin Raffield	35,535	864	825
Randy Shefman	38,500	864	825
Mark Isto	26,796	1,989	1,614

(4)
Mr. Breeze’s cash compensation is paid in Swiss francs. The amounts shown are the U.S. dollar equivalents, based on the average conversion rates of one Swiss franc to the following U.S. dollar amounts: 2023—1.11 U.S. dollars; 2022—1.04 U.S. dollars; Stub 2021—1.08 U.S. dollars; and FY 2021—1.1 U.S. dollars.

(5)
Mr. Isto retired on September 14, 2023. Mr. Isto’s cash compensation was paid in Canadian dollars. The amounts shown are the U.S. dollar equivalents, based on the average conversion rates of one Canadian dollar to the following U.S. dollar amounts: 2023—0.74 U.S. dollars; 2022—0.77 U.S. dollars; Stub 2021—0.79 U.S. dollars; and FY 2021—0.78 U.S. dollars.

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PROPOSAL 2: Executive Compensation
Grants of Plan-Based Awards in 2023
This table provides information regarding stock-based awards granted to our NEOs during the year ended December 31, 2023.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Award	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
William Heissenbuttel	Short-Term Incentive	N/A	865,000	1,557,000
	PSA	3/2/23			9,700	19,400		1,353,659
	RSA	3/2/23					9,560	1,153,892
Daniel Breeze	Short-Term Incentive	N/A	371,581	668,846
	PSA	3/2/23			2,950	5,900		411,680
	RSU	3/2/23					2,900	350,030
Paul Libner	Short-Term Incentive	N/A	347,250	625,050
	PSA	3/2/23			3,580	7,160		499,598
	RSA	3/2/23					3,530	426,071
Martin Raffield	Short-Term Incentive	N/A	286,753	516,155
	PSA	3/2/23			2,250	4,500		313,993
	PSA	9/14/23			190	380		24,301
	RSA	3/2/23					2,220	267,954
	RSA	9/14/23					180	19,912
Randy Shefman	Short-Term Incentive	N/A	336,000	604,800
	PSA	3/2/23			3,190	6,380		445,172
	RSA	3/2/23					3,150	380,205
Mark Isto	Short-Term Incentive	N/A	414,075	745,335
	PSA	3/2/23			4,940	9,880		689,389
	RSU	3/2/23					4,860	586,602

(1)
Represents potential amounts payable under short-term incentive awards for the year ended December 31, 2023. Actual amounts earned by executives are reported in the Summary Compensation Table.

(2)
Represents performance shares that vest and pay out at the end of three years in shares of our common stock upon achievement of corporate performance goals tied to our relative TSR over a three-year performance period. Performance shares vest by linear interpolation within a range from zero shares if the threshold goal is met, to 100% if the target goal is met, and then to 200% if the maximum goal is met or exceeded. If the performance goals are not met, the performance shares will expire unvested. Performance shares are not issued and outstanding shares upon which the grantee may vote or receive dividends.

(3)
Represents RSAs or RSUs that vest ratably over three years based on continued service. RSAs are issued and outstanding shares of common stock with voting and dividend rights. RSUs are not issued and outstanding shares upon which the grantee may vote or receive dividends; however, grantees are entitled to a cash payment (or dividend equivalent) in the amount of declared dividends at the time dividends are paid.

(4)
Represents the grant date fair value of awards (at target, if applicable) calculated in accordance with financial statement reporting rules.

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PROPOSAL 2: Executive Compensation
Outstanding Equity Awards at the End of 2023
This table provides information about the total outstanding stock options, SARs, restricted shares, and performance shares for each of our NEOs as of December 31, 2023.
			Option Awards			Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
William Heissenbuttel	ISO/SAR	8/20/2015	17,386	56.54	8/20/2025
	ISO/SAR	8/16/2016	8,920	83.29	8/16/2026
	ISO/SAR	8/23/2017	9,200	87.42	8/23/2027
	ISO/SAR	8/21/2018	10,720	77.73	8/21/2028
	ISO/SAR	8/13/2019	7,810	124.60	8/13/2029
	SAR	1/2/2020	3,910	121.12	1/2/2030
	ISO/SAR	8/18/2020	15,520	139.84	8/18/2030
	RSA	8/13/2019				843	101,969
	RSA	1/2/2020				390	47,174
	RSA	8/18/2020				3,000	362,880
	RSA	8/24/2021				3,246	392,636
	RSA	3/3/2022				3,114	376,669
	RSA	3/2/2023				9,560	1,156,378
	GEO PSA	8/13/2019						1,168	141,281
	GEO PSA	1/2/2020						543	65,681
	GEO PSA	8/18/2020						884	106,929
	TSR PSA	8/24/2021						9,890	1,196,294
	TSR PSA	3/3/2022						4,750	574,560
	TSR PSA	3/2/2023						9,700	1,173,312
Daniel Breeze	SAR	1/2/2019	3,500	84.64	1/2/2029
	SAR	8/13/2019	5,460	124.60	8/13/2029
	SAR	8/18/2020	6,250	139.84	8/18/2030
	RSU	1/2/2019				400	48,384
	RSU	8/13/2019				590	71,366
	RSU	8/18/2020				1,206	145,878
	RSU	8/24/2021				1,060	128,218
	RSU	3/3/2022				1,114	134,749
	RSU	3/2/2023				2,900	350,784
	GEO PSA	8/13/2019						818	98,945
	GEO PSA	8/18/2020						356	43,062
	TSR PSA	8/24/2021						3,230	390,701
	TSR PSA	3/3/2022						1,700	205,632
	TSR PSA	3/2/2023						2,950	356,832
2024 Proxy Statement	60

PROPOSAL 2: Executive Compensation
			Option Awards			Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Paul Libner	SAR	8/23/2017	467	87.42	8/23/2027
	SAR	8/21/2018	933	77.73	8/21/2028
	SAR	8/13/2019	2,560	124.60	8/13/2029
	SAR	1/2/2020	1,490	121.12	1/2/2030
	ISO/SAR	8/18/2020	5,430	139.84	8/18/2030
	RSA	8/13/2019				276	33,385
	RSA	1/2/2020				147	17,781
	RSA	8/18/2020				1,046	126,524
	RSA	8/24/2021				1,083	131,000
	RSA	3/3/2022				967	116,968
	RSA	3/2/2023				3,530	426,989
	GEO PSA	8/13/2019						382	46,207
	GEO PSA	1/2/2020						205	24,797
	GEO PSA	8/18/2020						309	37,377
	TSR PSA	8/24/2021						3,300	399,168
	TSR PSA	3/3/2022						1,470	177,811
	TSR PSA	3/2/2023						3,580	433,037
Martin Raffield	RSA	3/3/2022				834	100,881
	RSA	3/2/2023				2,220	268,531
	RSA	9/14/2023				180	21,773
	TSR PSA	3/3/2022						1,270	153,619
	TSR PSA	3/2/2023						2,250	272,160
	TSR PSA	9/14/2023						190	22,982
Randy Shefman	SAR	8/13/2019	2,560	124.60	8/13/2029
	SAR	1/2/2020	1,010	121.12	1/2/2030
	ISO/SAR	8/18/2020	4,570	139.84	8/18/2030
	RSA	8/13/2019				276	33,385
	RSA	1/2/2020				100	12,096
	RSA	8/18/2020				880	106,445
	RSA	8/24/2021				1,083	131,000
	RSA	3/3/2022				967	116,968
	RSA	3/2/2023				3,150	381,024
	GEO PSA	8/13/2019						382	46,207
	GEO PSA	1/2/2020						138	16,692
	GEO PSA	8/18/2020						261	31,571
	TSR PSA	8/24/2021						3,300	399,168
	TSR PSA	3/3/2022						1,470	177,811
	TSR PSA	3/2/2023						3,190	385,862
2024 Proxy Statement	61

PROPOSAL 2: Executive Compensation
			Option Awards			Stock Awards
Name	Award	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Mark Isto	ISO/SAR	8/18/2020	8,190	139.84	8/18/2030
	RSU	8/13/2019				766	92,655
	RSU	1/2/2020				47	5,685
	RSU	8/18/2020				1,580	191,117
	RSU	8/24/2021				1,316	159,183
	RSU	3/3/2022				1,387	167,772
	RSU	3/2/2023				4,860	587,866
	GEO PSA	8/13/2019						1,061	128,339
	GEO PSA	1/2/2020						68	8,225
	GEO PSA	8/18/2020						467	56,488
	TSR PSA	8/24/2021						4,010	485,050
	TSR PSA	3/3/2022						2,110	255,226
	TSR PSA	3/2/2023						4,940	597,542

(1)
Represents stock options and SARs that vest ratably over three years commencing on the first anniversary of the grant date. All of the stock options and SARs in the table are fully vested.

(2)
Represents RSAs or RSUs. All RSAs and RSUs granted prior to August 2021 vest ratably over three years commencing on the third anniversary of the grant date, except for RSAs and RSUs granted on January 2, 2020, which vest ratably over three years commencing on the third anniversary of August 13, 2019. All RSAs and RSUs granted in and after August 2021 vest ratably over three years commencing on the first anniversary of the grant date.

(3)
Market value is based on the closing price of our common stock on December 29, 2023 ($120.96).

(4)
Amounts represent target performance for the GEO Shares and TSR shares. If the goals are not met during the vesting period, the performance shares expire unvested.

Option Exercises and Stock Vested in 2023
This table provides information on the exercise of stock options and SARs and the vesting of restricted shares and performance shares for each of our NEOs during 2023.
	Option Awards		Stock Awards
Name	Number of Shares acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William Heissenbuttel			10,214	$1,137,518
Daniel Breeze			3,856	$ 431,272
Paul Libner			3,541	$ 393,472
Martin Raffield			416	50,116
Randy Shefman			3,322	$ 369,614
Mark Isto	21,929	1,059,977	5,387	$ 598,052
2024 Proxy Statement	62

PROPOSAL 2: Executive Compensation
(1)
Value determined by multiplying the number of shares exercised by the difference between the market price (closing price) of our common stock at exercise and the exercise price.

(2)
Value determined by multiplying the number of shares that vested by the closing market price of our common stock on the vesting date.

Potential Payments Upon Termination or Change of Control
The table below shows the estimated payments and benefits payable to our NEOs as a result of termination of employment with or without a change of control of Royal Gold. We assume that the applicable trigger event took place on December 31, 2023. The value of accelerated vesting of equity awards is based on the closing market price of our common stock on December 29, 2023 ($120.96).
“Change of control” is defined in each NEO’s employment agreement and equity award agreements. In general, for purposes of the table, “involuntary termination” includes an involuntary termination of employment by us without cause, a termination of employment by the executive for good reason, or our nonrenewal of the executive’s employment, if applicable. Mr. Breeze’s employment agreement has an indefinite term, so termination for non-renewal is not possible.
Pursuant to their employment agreements, upon an involuntary termination without a change of control, each NEO is entitled to a cash payment equal to the sum of the NEO’s base salary plus the average of the annual short-term incentive awards paid to the NEO for the last three full fiscal years prior to the involuntary termination. Upon an involuntary termination with a change of control, each NEO is entitled to a payment equal to the sum of 1.5 times the NEO’s base salary (or 2.5 times base salary in the case of Mr. Heissenbuttel) plus 1.5 times the average of the annual short-term incentive awards paid to the NEO for the last three full fiscal years prior to an involuntary termination (or 2.5 times such average award amount in the case of Mr. Heissenbuttel). In addition, upon a change of control, the Company will pay for 12 months of COBRA coverage at active employee rates. All payments under the employment agreements are subject to the terms and conditions set forth in the employment agreements.
In general, outstanding equity awards vest in full (at maximum, if applicable) upon an involuntary termination of service in connection with a change of control. In the case of an involuntary termination of service outside a change of control:
■
unvested stock options and SARs vest in full;

■
outstanding RSAs and RSUs vest in full for executives with at least 15 years of service, which includes Mr. Heissenbuttel and Mr. Libner as of December 31, 2023;

■
for executives with less than 15 years of service, a prorated portion of outstanding RSAs and RSUs granted before August 2021 vest, while outstanding RSAs and RSUs granted during and after August 2021 are forfeited;

■
a prorated portion of outstanding GEO Shares and Old TSR Shares vest based on the Company’s performance through the last day of the fiscal year in which the executive’s service is terminated; and

■
all new TSR shares are forfeited.

The following table does not show employee benefits that are provided to our employees on a non-discriminatory basis. See “Retirement and Consulting Agreements for Mark Isto” on page 51 for a description of the Isto Agreements entered into in connection with Mr. Isto’s retirement from Royal Gold in September 2023.
2024 Proxy Statement	63

PROPOSAL 2: Executive Compensation
			Value of Accelerated Vesting of Outstanding Equity Awards
Name	Cash Compensation ($)(1)	Value of Medical Insurance Continuation ($)	Restricted Stock ($)	Stock Options and SARs ($)	Performance Stock Awards ($)	Total ($)
William Heissenbuttel Involuntary Termination without a Change of Control	1,775,333	—	2,437,707	—	—	4,213,040
Involuntary Termination with a Change of Control	4,438,333	51,036	2,437,707	—	6,202,224	13,129,300
Daniel Breeze Involuntary Termination without a Change of Control	892,295	—	209,133	—	—	1,101,428
Involuntary Termination with a Change of Control	1,338,443	—	879,379	—	2,048,337	4,266,158
Paul Libner Involuntary Termination without a Change of Control	811,667	—	852,647	—	—	1,664,314
Involuntary Termination with a Change of Control	1,217,500	52,248	852,647	—	2,128,412	4,250,807
Martin Raffield Involuntary Termination without a Change of Control	714,500	—	—	—	—	714,500
Involuntary Termination with a Change of Control	1,071,750	46,296	391,185	—	897,523	2,406,754
Randy Shefman Involuntary Termination without a Change of Control	797,333	—	111,430	—	—	908,764
Involuntary Termination with a Change of Control	1,196,000	52,140	780,918	—	2,020,153	4,049,211
2024 Proxy Statement	64

PROPOSAL 2: Executive Compensation
Other Compensation Matters
CEO Pay Ratio
The ratio of Mr. Heissenbuttel’s total compensation for his role as CEO $4,282,057 to the annual total compensation of our median-compensated employee $499,667 for 2023 was 8.6 to 1.
We identified our median-compensated employee by examining total cash compensation (salary and short-term cash incentive) paid for 2023 to all employees who were employed by us globally on December 31, 2023, excluding Mr. Heissenbuttel. No assumptions, adjustments, or estimates were made in respect of total cash compensation, except that we (a) annualized the compensation of any employee who was not employed with us for all of 2023 and (b) applied the average 2023 foreign exchange rate to Canadian dollars and Swiss francs paid to our Canadian and Swiss employees, respectively.
After identifying the median-compensated employee, we determined the annual total compensation for that employee using the same methodology used to calculate our executives’ annual total compensation as set forth in the Summary Compensation Table. We believe this CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
2023 Pay Versus Performance
The following table and supporting narrative contain information regarding compensation paid to our NEOs and the relationship to company performance.
							Value of Initial Fixed $100 Investment Based on:
Fiscal Year(1)	Summary Compensation Table Total for Jensen (Former PEO) ($)	Compensation Actually Paid to Jensen (Former PEO) ($)	Summary Compensation Table Total for Heissenbuttel (Current PEO) ($)	Compensation Actually Paid to Heissenbuttel (Current PEO) ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	TSR ($)(3)	Peer Group TSR ($)(3)	Net Income ($ in thousands)	Gross GEO Production (# of ounces) (4)
2023	$ —	$ —	$4,282,057	$4,422,977	$1,690,815	$1,705,218	$124.3	$160.3	$239,440	315,714
2022	—	—	3,060,540	3,540,577	1,340,295	1,519,307	114.3	151.2	238,982	340,559
2021 Stub	—	—	3,148,212	2,698,385	1,253,741	1,098,874	105.4	162.4	138,339	189,905
2021	—	—	3,042,284	2,498,478	1,403,420	1,160,025	113.6	171.4	302,532	316,272
2020	4,141,033	5,618,723	2,403,556	3,001,054	1,223,674	1,123,128	122.5	154.8	199,343	340,021
(1)
Mr. Heissenbuttel served as principal executive officer (“PEO”) in each year listed, and Tony Jensen (our former President and CEO) served as PEO in fiscal year 2020 until his retirement on January 2, 2020. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Fiscal Year	Non-PEO NEOs
2023	Daniel Breeze, Mark Isto, Paul Libner, Martin Raffield and Randy Shefman
2022	Daniel Breeze, Mark Isto, Paul Libner and Randy Shefman
2021 Stub	Daniel Breeze, Mark Isto, Paul Libner and Randy Shefman
2021	Daniel Breeze, Mark Isto, Paul Libner and Randy Shefman
2020	Daniel Breeze, Mark Isto, Bruce Kirchhoff, Paul Libner and Randy Shefman
2024 Proxy Statement	65

PROPOSAL 2: Executive Compensation
(2)
The following table sets forth adjustments to the total compensation reported in the Summary Compensation Table (“SCT”) to arrive at compensation actually paid pursuant to SEC rules (“SEC CAP”) for 2023. Amounts do not reflect actual compensation earned by or paid to our NEOs during 2023.

Adjustments	PEO	Non-PEO NEO Average
SCT Total	$ 4,282,057	$1,690,815
Minus: Amount reported in “Stock Awards” column of the SCT	(2,507,551)	(882,982)
Plus: Fair value at 12/31/2023 of equity awards granted during 2023 that remained outstanding at 12/31/2023	2,243,970	790,854
Plus: Change in fair value measured from 12/31/2022 to 12/31/2023 for awards granted before 2023 and that remained outstanding at 12/31/2023	421,203	110,972
Minus: Change in fair value at vesting date versus 12/31/2022 for awards granted before 2023 that vested during 2023	(44,975)	(13,791)
Minus: The fair value at 12/31/2022 of awards granted before 2023 that failed to meet their vesting conditions	(6,891)	(2,213)
Plus: Dividends paid during 2023 prior to the vesting date of an award	35,164	11,563
SEC CAP	4,422,977	1,705,218

(3)
The amounts represent the value at the end of each period of an initial fixed investment of  $100 made on July 1, 2019. The peer group consists of the PHLX Gold and Silver Index.

(4)
For 2023, our Company-selected measure is Gross GEO Production (previously Adjusted Cash G&A Expense), reflecting the increased weight of Gross GEO Production in our short-term cash incentive program, which results in Gross GEO Production being, by our assessment, the most important financial performance measure not otherwise disclosed in the table used to link SEC CAP to Company performance. Gross GEO Production, which is a non-GAAP financial measure, is gross gold equivalent ounces of production or “GEOs” calculated by dividing our revenues for each metal (with metals other than silver and copper included with gold revenues) by the budgeted metal prices of $1,825 for gold and metals other than silver and copper, $22.50 for silver, and $3.80 for copper, and converting silver and copper amounts to gold equivalent amounts using conversion factors based on the budgeted prices. Gross GEO Production differs from the GEO Production that we report in our earnings releases as GEO Production reported in our earnings releases uses the average LBMA metal prices instead of budgeted metal prices.

Relationship of SEC CAP to Performance
The following charts illustrate the relationship from 2020 through 2023 of SEC CAP to our PEOs and average SEC CAP of our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the PHLX Gold and Silver Index, based on an initial fixed investment of  $100 made on July 1, 2019, (ii) our GAAP net income, and (iii) our Gross GEO Production. Amounts paid during 2020 to our former CEO include the fair value of awards for which vesting was accelerated upon his retirement in January 2020 and performance shares that continued to vest through the year ended June 30, 2021.
2024 Proxy Statement	66

PROPOSAL 2: Executive Compensation
Tabular List of Company Performance Measures
The following table alphabetically lists the financial performance measures we believe were most important in linking SEC CAP to NEOs to company performance during 2023.
Most Important Financial Performance Measures for 2023
Adjusted Cash G&A Expense
Gross GEO Production
Relative TSR
Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion & Analysis.
2024 Proxy Statement	67

Proposal 3:

Ratification of
Appointment
of the
Independent
Auditor

Our Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditor for 2024.
2024 Proxy Statement

Proposal 3—
Ratification of Appointment of Ernst & Young LLP as Independent Auditor
Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending on December 31, 2024. Our Board is asking stockholders to ratify this selection. While stockholder approval or ratification is not required, we believe that submitting the appointment of Ernst & Young LLP to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, our Audit Committee will take the voting results under consideration. Even if stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee, in its discretion, may change the appointment at any time if it determines that a change would be in the best interest of Royal Gold and our stockholders.
Representatives of Ernst & Young LLP are expected to attend the annual meeting. They will have an opportunity to make a statement if they so desire and will have an opportunity to respond to appropriate questions from stockholders.
Recommendation
The Board unanimously recommends that stockholders vote “FOR” the ratification of Ernst & Young LLP as independent auditor.
Vote Required for Approval
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP.
Independent Registered Public Accounting Firm Fees and Services
Fees for services rendered by Ernst & Young LLP for the years ended December 31, 2023 and December 31, 2022 were as follows:
	2023	2022
Audit Fees	$1,084,110	$1,081,680
Tax Fees	$ 328,539	$ 263,510
Total	$1,412,649	$1,345,190
Audit fees represent fees associated with the audits of Royal Gold and certain of our foreign subsidiaries’ annual financial statements, review of our quarterly financial statements, issuance of consents, and review of documents filed with the SEC. Audit fees also include fees associated with the audit of management’s assessment and operating effectiveness of Section 404 of the Sarbanes-Oxley Act.
Tax fees represent fees associated with tax compliance, tax return preparation, and tax consulting services. We did not pay any audit-related or other fees to Ernst & Young LLP for 2023 or 2022.
2024 Proxy Statement	69

Proposal 3—Ratification of Appointment of Ernst & Young LLP as Independent Auditor
Preapproval Policies and Procedures
The Audit Committee has adopted a policy requiring advance approval for all audit, audit-related, tax, and other services performed by our independent registered public accounting firm. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously preapproved with respect to a year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform the service. The Audit Committee has delegated to its Chair the authority to approve certain permitted services, provided that the Chair reports these decisions to the Audit Committee at its next scheduled meeting. The Audit Committee preapproved all of the services reported in the table on the previous page.
Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements of Royal Gold for the year ended December 31, 2023, and our reporting processes, including internal control over financial reporting, with our management. The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm for 2023, the matters required to be discussed by applicable Public Company Accounting Oversight Board and Securities and Exchange Commission standards. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the review and discussions with Royal Gold’s auditors and management, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Royal Gold’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

This report has been submitted by the following independent directors, who comprise the Audit Committee of the Board of Directors:
/s/ Jamie Sokalsky Jamie Sokalsky, Chair	/s/ Fabiana Chubbs Fabiana Chubbs	/s/ Ronald Vance Ronald Vance
2024 Proxy Statement	70

Stock Ownership Information
Directors and Executive Officers
The following table shows the beneficial ownership, as of March 28, 2024, of our common stock by each director, director nominee, NEO, and all current directors and executive officers as a group. The address of each beneficial owner listed in the table is c/o Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202.
Name of Beneficial Owner	Common Stock	Stock options / SARs Exercisable within 60 Days	Shares Issuable within 60 Days under Director Deferred Compensation Plan	Total Beneficial Ownership*
Non-Employee Directors
William Hayes	11,252	—	—	11,252
Fabiana Chubbs	—	—	3,892	3,892
Kevin McArthur	10,814	—	10,202	21,016
Jamie Sokalsky	11,200	—	8,172	19,372
Ronald Vance	10,109	—	7,577	17,686
Sybil Veenman	1,500	—	10,202	11,702
Named Executive Officers
William Heissenbuttel	105,533	73,466	—	178,999
Daniel Breeze	6,424	15,210	—	21,634
Paul Libner	19,399	10,880	—	30,279
Martin Raffield	6,816	—	—	6,816
Randy Shefman	12,127	8,140	—	20,267
Mark Isto(1)	17,855	8,190	—	26,045
All current directors and executive officers as a group (12 individuals)	197,584	107,696	40,045	345,325

*
All directors and executive officers as a group own less than 1% of our outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed.

(1)
Mr. Isto, former Executive Vice President and Chief Operating Officer, Royal Gold Corporation, retired in September 2023.

2024 Proxy Statement	71

Stock Ownership Information
Other Beneficial Owners
The following table includes certain information about each person or entity known to us to be the beneficial owner of more than 5% of our common stock, based on our review of documents filed with the SEC.
Name and Address of >5% Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding*
Capital World Investors(1) 333 South Hope Street, 55th Floor, Los Angeles, CA 90071	8,171,643	12.4%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10055	6,923,969	10.5%
The Vanguard Group(3) 100 Vanguard Boulevard, Malvern, PA 19355	6,643,568	10.1%
Van Eck Associates Corporation(4) 666 Third Avenue, 9th Floor, New York, NY 10017	3,992,123	6.1%
First Eagle Investment Management, LLC(5) 1345 Avenue of the Americas, New York, NY 10105	3,667,169	5.6%
State Street Corporation(6) State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114	3,660,877	5.6%

*
Based on 65,733,062 shares outstanding as of March 28, 2024.

(1)
As reported by Capital World Investors on Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2024. Capital World Investors reported that it had sole dispositive and voting power over all the reported shares.

(2)
As reported by BlackRock, Inc. on Amendment No. 15 to Schedule 13G filed with the SEC on January 24, 2024. BlackRock reported that it had sole dispositive power over all the reported shares and sole voting power over 6,530,185 of the shares.

(3)
As reported by The Vanguard Group on Amendment No. 11 to Schedule 13G filed with the SEC on February 13, 2024. The Vanguard Group reported that it had sole dispositive power over 6,550,767 of the shares, shared dispositive power over 92,801 of the shares, sole voting power over none of the shares, and shared voting power over 23,150 of the shares.

(4)
As reported by Van Eck Associates Corporation on Amendment No. 12 to Schedule 13G filed with the SEC on February 14, 2023. Van Eck Associates Corporation reported that it had sole dispositive power over all the reported shares and sole voting power over 3,976,263 of the shares.

(5)
As reported by First Eagle Investment Management, LLC on Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2024. First Eagle Investment Management, LLC reported that it had sole dispositive power over all the reported shares and sole voting power over 3,567,355 of the shares.

(6)
As reported by State Street Corporation on an Amendment to Schedule 13G filed with the SEC on January 29, 2024. State Street reported that it had sole dispositive and voting power over none of the shares, shared voting power over 3,443,384 of the shares, and shared dispositive power over 3,658,677 of the shares.

2024 Proxy Statement	72

Stock Ownership Information
Equity Compensation Plan Information
The following table sets forth information concerning shares of our common stock that are authorized and available for issuance under our equity compensation plans as of December 31, 2023:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	464,615(2)	$111.27(3)	1,952,768
Equity compensation plans not approved by stockholders	—	—	—

(1)
Represents shares issuable under our 2015 Omnibus Long-Term Incentive Plan.

(2)
Represents (a) 168,623 shares issuable under outstanding stock options and SARs, (b) 36,156 shares issuable under outstanding restricted stock units, (c) 216,191 shares issuable under outstanding performance shares (at maximum), and (d) 43,645 shares deferred under our Deferred Compensation Plan for non-employee directors.

(3)
Weighted-average exercise price does not take into account shares issuable under restricted stock units, performance shares, or deferred shares, which do not have an exercise price.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file reports with the SEC indicating their holdings of, and transactions in, the Company’s equity securities. During 2023, one report for each of Messrs. Hayes (reporting one transaction), Breeze (reporting one transaction) and Isto (reporting seven transactions), in each case due on May 10, 2023, was reported on May 11, 2023, due to an inadvertent administrative error and through no fault of the reporting person.
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Other Information
Other Business
We are not aware of any other matters to be brought before the annual meeting. If other matters should come before the annual meeting, each person named in the proxy intends to vote the proxy in accordance with their own judgment on the matters.
Stockholder Proposals for the 2025 Annual Meeting
	Proposals to Include in Proxy*	Other Proposals or Nominees to be Presented at the Annual Meeting**
Deadline for proposal to be received by Royal Gold	On or before December 9, 2024 (120 calendar days prior to anniversary of this year’s mailing date)	Between January 23, 2025, and March 24, 2025 (not less than 60 nor more than 120 calendar days prior to the first anniversary of this year’s annual meeting)***
What to include in the proposal	Information required by SEC rules	Information required by our Bylaws
Where to send the proposal	By mail to our principal executive office: Corporate Secretary, Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, CO 80202

*
Proposals must satisfy SEC requirements, including Rule 14a-8.

**
Proposals not submitted pursuant to SEC Rule 14a-8 and any director nominees must satisfy our bylaw requirements, which are available on our website. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 24, 2025.

***
If the number of directors to be elected at the 2025 annual meeting is increased and there is no public announcement by us specifying the size of the increased Board at least 100 days before the annual meeting date, the stockholder’s notice with respect to nominees for any new positions created by the increase must be received not later than the close of business on the 10th day following the day on which we first make the public announcement.

Annual Report on Form 10-K
Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including any financial statements and any required financial statement schedules, as filed with the SEC. Requests for a copy of the annual report should be delivered to our Corporate Secretary, Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202 or corporatesecretary@royalgold.com.
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Other Information
Stockholders Entitled to Vote as of Record Date
This proxy statement is furnished to holders of Royal Gold common stock in connection with the solicitation of proxies on behalf of our Board of Directors to be voted at our 2024 virtual annual meeting of stockholders to be held on Thursday, May 23, 2024, at 9 a.m. Mountain Time. Stockholders of record holding shares of our common stock at the close of business on March 28, 2024, the Record Date, are eligible to vote at the virtual annual meeting and any postponement and adjournment of the annual meeting. There were 65,733,062 shares outstanding on the Record Date.
Internet Availability of Proxy Materials
We will furnish our proxy materials through a “notice and access” model via the internet in accordance with SEC rules. On or about April 8, 2024, we will furnish a “notice of internet availability” to our stockholders of record containing instructions on how to access the proxy materials and vote. In addition, instructions on how to request a printed copy of these materials may be found in the notice of virtual annual meeting. For more information on voting your stock, please see “Voting Your Shares” below.
Voting Your Shares
Each share of Royal Gold common stock that you own as of the Record Date entitles you to one vote. If you are a stockholder of record, your proxy card shows the number of shares of our common stock that you own. If your stock is held in the name of your broker, bank, or another nominee, the nominee holding your stock will send you a voting instruction form. You may elect to vote in one of three methods:
■
By phone or the internet—You may vote your shares by following the instructions on your notice card, proxy card, or voting instruction form. If you vote by telephone or the internet, you do not need to return your proxy card.

■
By mail—If this proxy statement was mailed to you or if you requested that a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form. If you vote by proxy card, your “proxy” (each or either of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return your proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by our Board (FOR each director nominee and FOR proposals 2 and 3). If you vote by voting instruction form, the bank, broker, or nominee holding your stock will vote your shares as you instruct on the voting instruction form. If you sign and return your voting instruction form but do not give instructions to your bank, broker or nominee on how to vote your shares, your shares will not be voted on any proposal on which the bank, broker or nominee lacks discretionary authority to vote (i.e., the bank, broker or nominee will have discretion to vote only on proposal 3 regarding the ratification of the independent auditor).

■
By voting at the virtual annual meeting—You may attend the annual meeting virtually and vote your shares through the online platform. All stockholders attending the meeting will be authenticated using your 16-digit control number included in your stockholder materials. You will be able to vote while the polls are open during the virtual annual meeting.

Instructions for the Virtual Annual Meeting
This year, our annual meeting will be a completely virtual meeting; there will be no physical meeting location. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/RGLD2024 and enter the 16-digit control number included on your notice of internet availability of proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the virtual annual meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders. You may begin to log into the meeting platform beginning at 8:45 a.m. Mountain Time on May 23, 2024. The meeting will begin promptly at 9 a.m. Mountain Time on May 23, 2024. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you wish to submit a question prior to the virtual annual
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Other Information
meeting, you may do so starting at 8:45 a.m. Mountain Time on May 23, 2024, via the virtual stockholder meeting platform. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be answered on our website at www.royalgold.com/investors/proxy-materials; the questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, technical support phone numbers will be posted at the bottom of the virtual meeting log-in page. Technical support will be available starting at 8:45 a.m. Mountain Time on May 23, 2024, and will remain available until 30 minutes after the meeting has finished.
Revocation of Proxy or Voting Instruction Form
You may revoke your proxy at any time before the proxy is voted at the annual meeting. This can be done by submitting another properly completed proxy card with a later date, sending a written notice of revocation to our Corporate Secretary with a later date, or attending and voting at the virtual annual meeting. You should be aware, however, that simply logging onto the virtual annual meeting will not automatically revoke your previously submitted proxy; rather, you must submit your vote at the virtual annual meeting or deliver written notice to us before the start of the virtual annual meeting. Written notices revoking a proxy should be sent to our Corporate Secretary at Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202.
Quorum and Votes Required to Approve Proposals
A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the virtual annual meeting. Abstentions and broker non-votes will be counted as being present for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote those shares on a proposal because the nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to that proposal.
Cumulative voting is not permitted for the election of directors. Under Delaware law, holders of common stock are not entitled to appraisal or dissenters’ rights with respect to the matters to be considered at the annual meeting.
Proposal	Vote Required for Approval at a Meeting at Which a Quorum Is Present	Broker Non-Votes	Abstentions
1 Election of Class I Director Nominees	Affirmative vote of a majority of the votes cast	No impact	No Impact
2 Advisory Vote on Executive Compensation		No impact
3 Ratification of Appointment of the Independent Auditors		No impact; nominees have the discretion to vote FOR, as ratification of auditors is a routine matter
Tabulation of Votes
Broadridge Financial Solutions, Inc. will tabulate and certify votes at the virtual annual meeting.
Solicitation Costs
In addition to solicitation of proxies by mail or by electronic data transfers, our directors, officers, and employees may, without additional compensation, make solicitations by telephone, facsimile, or personal interview. We engaged Saratoga Proxy Consulting LLC to assist us with the solicitation of proxies for a fee of  $15,000, plus expenses. We will bear all
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Other Information
costs of the solicitation of proxies. We will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock.
Eliminating Duplicate Mailings
We have adopted a procedure called “householding,” in accordance with SEC rules. Under this procedure, we deliver a single copy of the notice of virtual annual meeting and, if applicable, our proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the notice of virtual annual meeting and, if applicable, our proxy materials and annual report to any stockholder.
To receive a separate copy of the notice of virtual annual meeting and, if applicable, our proxy materials and annual report for this or future meetings, stockholders may contact us at the following address:
David Crandall
Corporate Secretary
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado 80202
corporatesecretary@royalgold.com
Stockholders who hold shares in street name (as described under the heading “Voting Your Shares,” above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements.
Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, the following: statements about our expected financial performance and outlook, including sale volume, revenue, expenses, tax rates, earnings or cash flow; operators’ expected operating and financial performance, including production, deliveries, mine plans, environmental and feasibility studies, technical reports, estimates of mineral resources and mineral reserves, development, cash flows and liquidity, capital requirements and capital expenditures; our liquidity, capital resources, and stockholder returns; borrowings and repayments under our revolving credit facility; growing our portfolio of assets; impacts of climate change; diversity and inclusion efforts; returns on investments; and assumptions related to fair value of equity awards.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: a lower-price environment for gold, silver, copper or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, or operational disruptions; contractual issues involving our stream or royalty agreements; the timing of deliveries of metals from operators and our subsequent sales of metal; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; our ability to identify, finance, value and complete acquisitions; adverse economic and market conditions; impact of health epidemics and pandemics; changes in laws or
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Other Information
regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our most recent Annual Report on Form 10-K, including under the caption “Risk Factors,” and in our other filings with the Securities and Exchange Commission. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this proxy statement could also have material adverse effects on forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.
References to Other Materials
This proxy statement includes website addresses and references to additional materials found on those websites, which are provided for convenience only. Such websites and materials are not incorporated into this proxy statement by reference.
* * * * * * * * * * * * * *
BY ORDER OF THE BOARD OF DIRECTORS
David Crandall
Corporate Secretary
Denver, Colorado
April 8, 2024
2024 Proxy Statement	78

Royal Gold, Inc
1144 15th Street
Suite 2500
Denver, Colorado 80202
303-573-1660
royalgold.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV31713-P074731a. William HeissenbuttelNominees:2. Advisory vote to approve named executive officer compensation3. Ratification of appointment of Ernst & Young LLP as independent auditor for 20241b. Jamie Sokalsky1. Election of two Class I director nominees to serve untilthe 2027 annual meeting:For Against Abstain! ! !! ! !ROYAL GOLD, INC.The Board of Directors recommends you vote FOR thefollowing proposals:ROYAL GOLD, INC.1144 15TH STREET, SUITE 2500DENVER, CO 80202-1161The proxies are also authorized to vote in their discretion upon any other matters as may properly come before the meeting, including any postponement oradjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.For Against Abstain! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. Eastern Time on May 22, 2024. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RGLD2024You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available and followthe instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. Eastern Time on May 22, 2024. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.V31714-P07473ROYAL GOLD, INC.THIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORSThe undersigned hereby appoints David R. Crandall and William M. Hayes, or either of them, as attorneys, agents and proxies, each with full power of substitution to vote, as designated on the reverse side, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on March 28, 2024, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting"), which will be held on May 23, 2024, virtually at www.virtualshareholdermeeting.com/RGLD2024, at 9:00 a.m., Mountain Time,or at any postponement or adjournment thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. The proxies are also authorized to vote in their discretion upon any other matters as may properly come before the meeting, including any postponement or adjournment thereof.The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated April 8, 2024.Continued and to be signed on reverse side23-28620-2 C5.1 P2